 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-254509
PROSPECTUS SUPPLEMENT
(To the Prospectus dated March 31, 2021)
Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of Up to $7,000,000
This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of common units representing limited partner interests in Evolve Transition Infrastructure LP having an aggregate offering price of up to $7,000,000 through Virtu Americas LLC, as our sales agent. These sales, if any, will be made pursuant to the terms of an ATM Sales Agreement between us and the sales agent, which was filed with the Securities and Exchange Commission on April 20, 2021 as an exhibit to a Current Report on Form 8-K.
Our common units are listed on the NYSE American under the symbol “SNMP.” The last reported sales price of our common units on the NYSE American on April 19, 2021 was $0.73 per common unit.
Sales of common units under this prospectus supplement, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or Securities Act. Our sales agent is not required to sell any specific amount of common units but will use commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Investing in our common units involves a high degree of risk. Limited partnerships are inherently different from corporations. Please read “Risk Factors” on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus and the risk identified in the documents incorporated by reference herein for information regarding risk that you should consider before investing in our common units.
The compensation of the sales agent for sales of common units shall be up to 3.0% of the gross sales price per common unit sold under the ATM Sales Agreement. In connection with the sale of common units on our behalf, our sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of our sales agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to our sales agent against certain liabilities, including liabilities under the Securities Act.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 20, 2021.

Prospectus Supplement
Prospectus

S-i

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined, together with all documents incorporated by reference. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering of common units. We and the sales agent have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are offering to sell the common units offered hereby, and seeking offers to buy the common units offered hereby, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the dates shown in those documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
The information in this prospectus supplement is not complete. You should review carefully all of the detailed information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents we have incorporated by reference before making any investment decision.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Evolve,” “our partnership,” “we,” “our,” “us” or similar references mean Evolve Transition Infrastructure LP and its consolidated subsidiaries.

S-ii

INCORPORATION BY REFERENCE
We file annual, quarterly and other reports and information with the Securities and Exchange Commission, or SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements, prospectuses, proxies, information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website.
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed:
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our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC (File No. 001-33147) on March 16, 2021;

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our Current Report on Form 8-K filed with the SEC (File No. 001-33147) on February 2, 2021, February 17, 2021 (both), February 26, 2021, March 18, 2021, March 23, 2021, March 31, 2021, April 16, 2021 and April 20, 2021 (only to the extent the information contained in each of these Form 8-Ks has been filed and not furnished); and

•
the description of our common units contained in our registration statement on Form 8-A/A filed with the SEC (File No. 001-33147) on March 6, 2015, including any amendments and reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement and until our offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
As described above, each of these documents is available from the SEC’s web site, as well as through our website, http://www.evolvetransition.com. Information contained on our website is not incorporated into or otherwise considered a part of this prospectus supplement or the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered copies of this prospectus supplement and any of the documents incorporated by reference into this prospectus supplement, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:
Evolve Transition Infrastructure LP
1360 Post Oak Blvd., Suite 2400
Houston, Texas 77056
(713) 783-8000
Attn: Investor Relations

S-iii

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.evolvetransition.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus contains “forward-looking statements” as defined by the SEC that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements may include discussions about our:
•
business strategy;

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our ability to successfully implement our energy transition infrastructure business;

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the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements;

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financing strategy;

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acquisition strategy;

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ability to make distributions;

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future operating results; the ability of our partners to perform under our joint ventures;

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future capital expenditures; and

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plans, objectives, expectations, forecasts, outlook and intentions.

All of these types of statements, other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.
The forward-looking statements contained and incorporated by reference in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate.
Management cautions all readers that the forward-looking statements contained and incorporated in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section and elsewhere in this prospectus. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

S-v

SUMMARY
This summary highlights information included or incorporated by reference in this prospectus supplement. It does not contain all of the information that you should consider before making an investment decision. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer herein for a more complete understanding of this offering.
Unless the context otherwise requires, references to (i) “Evolve,” “we,” “us,” “our,” and similar terms, as well as references to the “Partnership” are to Evolve Transition Infrastructure LP and its subsidiaries, (ii) “our general partner” are to Evolve Transition Infrastructure GP LLC, our general partner, (iii) “Stonepeak” are to Stonepeak Catarina Holdings, LLC and its subsidiaries, other than the Partnership, and (iv) “SP Holdings” are to SP Holdings, LLC, the sole member of our general partner.
Evolve Transition Infrastructure LP
Overview
We are a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. We own natural gas gathering systems, pipelines, and processing facilities in South Texas and continue to pursue energy transition infrastructure opportunities. Our common units are currently listed on the NYSE American under the symbol “SNMP.”
On February 26, 2021, in connection with our management team’s focus on expanding our business strategy to focus on the ongoing energy transition in the industries in which we operate, we changed our name to Evolve Transition Infrastructure LP and our general partner changed its name to Evolve Transition Infrastructure GP LLC.
Principal Executive Offices
Our principal executive offices are located at 1360 Post Oak Blvd., Suite 2400 in Houston, Texas 77056. Our telephone number is (713) 783-8000, and our website is accessed at www.evolvetransition.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.
For additional information as to our business, properties and financial condition please read “Where You Can Find More Information” and “Incorporation by Reference.”

The Offering
Issuer
Evolve Transition Infrastructure LP
Common Units Offered
Common units having an aggregate offering price of up to $7,000,000.
Manner of Offering
“At the Market offering” that may be made from time to time through our sales agent pursuant to the terms of the ATM Sales Agreement. See “Plan of Distribution” on page S-7.
Use of Proceeds
We plan to use the net proceeds from the offering, after deducting the sales agent’s commissions and our offering expenses, for general partnership purposes, which may include repaying or refinancing a portion of our outstanding indebtedness and funding capital expenditures or working capital. Please read “Use of Proceeds” on page S-5.
Exchange Listing
Our common units are listed on the NYSE American under the symbol “SNMP.”
Material Tax Considerations
For a discussion of the material U.S. federal income tax consequences that may be relevant to prospective unitholders who are individual citizens or residents of the United States, please read “Material Tax Considerations” in this prospectus supplement.
Risk Factors
Investing in our common units involves certain risks. You should carefully consider the risk factors discussed in the section “Risk Factors” on page S-3 of this prospectus supplement and beginning on page 2 of the accompanying prospectus and the other risks identified in the documents incorporated by reference herein before making a decision to purchase common units in this offering.

RISK FACTORS
An investment in our common units involves risks. You should carefully read the risk factors set forth below, starting on page 2 of the accompanying prospectus and set forth in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Reports on Form 8-K or any other document incorporated by reference into this prospectus or filed by us with the SEC after the date of this prospectus.
If any of these risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. In that case, the trading price of our common units could decline, and you could lose all or part of your investment.
Risks Relating to the Offering
We will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and we may not invest the proceeds successfully.
We plan to use the net proceeds from the offering, after deducting the sales agent’s commissions and our offering expenses, for general partnership purposes, which may include repaying or refinancing a portion of our outstanding indebtedness and funding capital expenditures or working capital. Accordingly, we will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our general partner with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.
Risks Relating to our Common Units
You will not receive cash distributions on your common units until we are able to redeem 100% of the outstanding Class C Preferred Units, as a result, you are unlikely to receive cash distributions on your common units for the foreseeable future.
Our partnership agreement prohibits us from declaring or making any distributions, redemptions or repurchases in respect of any junior securities or any parity securities until the first quarter in which no Class C Preferred Units remain outstanding. This means that you will not receive any cash distributions on your common units until such time as we are able to redeem all of the outstanding Class C Preferred Units. We currently have the right to redeem 100% of the outstanding Class C Preferred Units for cash at the greater of the current market price or the liquidation preference for the Class C Preferred Units. As of April 14, 2021, the liquidation preference for the Class C Preferred Units was approximately $417.0 million. Our total revenues for the year ended December 31, 2020 were approximately $57 million. As a result, you are unlikely to receive cash distributions on your common units for the foreseeable future.
Stonepeak and its affiliates may sell common units in the public or private markets, and such sales could have an adverse impact on the trading price of the common units.
As of April 14, 2021, Stonepeak and its affiliates owned (i) 39,623,443 common units, representing approximately 72.7% of our outstanding common units, and (ii) a warrant exercisable for junior securities that entitles Stonepeak Catarina to receive junior securities of the Partnership (including common units) representing 10% of all junior securities deemed outstanding when exercised. Additionally, we have agreed to provide Stonepeak Catarina with certain registration rights under applicable securities laws. The sale of these common units in the public or private markets could have an adverse impact on the price of the common units or on the trading market for our common units.
You may experience substantial future dilution.
On November 16, 2020, we entered into a letter agreement with Stonepeak Catarina (the “Stonepeak Letter Agreement”) wherein we agreed with Stonepeak Catarina that the distribution on their Class C Preferred Units for the three months ended September 30, 2020 would be paid in common units instead of Class C Preferred PIK Units, cash or a combination thereof. The Stonepeak Letter Agreement also provides

Stonepeak Catarina with the ability to elect to receive distributions on the Class C Preferred Units in common units for any quarter following the third quarter of 2020 by providing written notice to us no later than the last day of the calendar month following the end of such quarter. The transactions under the Stonepeak Letter Agreement were approved by the conflicts committee of the board of directors of our general partner. As a result of the Stonepeak Letter Agreement, aggregate distributions of 22,274,869 common units and 12,445,491 common units were made to Stonepeak Catarina on February 1, 2021 and February 25, 2021, respectively, representing distributions for the third quarter of 2020 and the fourth quarter of 2021, respectively. As of the date of this prospectus supplement, we have not received an election notice from Stonepeak Catarina with respect to the first quarter of 2021. However, Stonepeak Catarina may elect to receive distributions on their Class C Preferred Units in common units instead of Class C Preferred PIK Units and, as a result, you may experience substantial future dilution.
Risks Relating to the Partnership
If we are unable to continue as a going concern, you may lose some or all of your investment in us.
Our credit agreement matures September 30, 2021 and our ability to continue as a going concern is contingent upon our ability to either (i) refinance or extend the maturity of our credit agreement, or (ii) obtain adequate new debt or equity financing to repay our credit agreement in full at maturity. We intend to refinance or extend the maturity of our credit agreement prior to its maturity date. However, we may not be able to refinance or extend the maturity of our credit agreement or, if we are able to refinance or extend the maturity, we may not be able to do so with borrowing and debt issue costs, terms, covenants, restrictions, commitment amount or a borrowing base favorable to us. The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of substantial doubt as to our ability to continue as a going concern. If we cannot continue as a going concern, you may lose some or all of your investment in us.
Certain events may result in our general partner exercising its limited call right, which may require common unitholders to sell their common units at an undesirable time or price.
As of April 14, 2021, Stonepeak owned approximately 72.7% of our outstanding common units. Stonepeak also owns 100% of the issued and outstanding equity interests in SP Holdings. Pursuant to Section 15.1 of our partnership agreement, if at any time Stonepeak holds more than 80% of our outstanding common units (which could occur prior to the end of 2021) and transfers all of the common units held by it to our general partner or a controlled affiliate of our general partner, then Stonepeak will be able to cause our general partner or a controlled affiliate of our general partner to exercise its right to acquire all, but not less than all, of our common units held by persons other than our general partner and its controlled affiliates at a price equal to the greater of (1) the average of the daily closing price of our common units over the 20 trading days preceding the date three days before notice of exercise of the limited call right is first mailed and (2) the highest per-unit price paid by our general partner or any of its controlled affiliates for common units during the 90-day period preceding the date such notice is first mailed. As a result, common unitholders may be required to sell their common units at an undesirable time or price and may not receive any return or a negative return on their investment. Common unitholders may also incur tax liability upon a sale of their units. Our general partner is not obligated to obtain a fairness opinion regarding the value of common units to be repurchased upon exercise of the limited call right. Furthermore, there is no restriction in our partnership agreement that prevents our general partner from causing us to issue additional common units, including common units issued pursuant to the Stonepeak Letter Agreement, and then exercising its limited call right. If our general partner exercises its limited call right, the effect would be to take the Partnership private and, if the common units are subsequently deregistered, the Partnership will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

We can provide no assurance that we will be successful in implementing our new energy transition infrastructure business due to competition and other factors, which could limit our ability to grow and extend our dependence on Mesquite and our midstream business.
Part of our new business strategy is to grow our business through the acquisition and development of infrastructure critical to the transition of energy supply to lower carbon sources. This will involve identifying opportunities to offer services to third parties with our existing assets or constructing or acquiring new assets. We are currently pursuing energy transition infrastructure opportunities but we have not yet closed an acquisition or developed infrastructure in connection with this business strategy. We can provide no assurance that we will be successful in implementing our new energy transition infrastructure business, which could limit our ability to grow and extend our dependence on Mesquite and our midstream business. Moreover, we may fail to realize the anticipated benefit of any acquisition we do close, or we may be unable to integrate businesses we acquire effectively. Finally, to the extent that Stonepeak, SP Holdings or our general partner are successful in pursuing energy transition opportunities, there is no guarantee that such opportunities will be offered to us.

USE OF PROCEEDS
We plan to use the net proceeds from the offering, after deducting the sales agent’s commissions and our offering expenses, for general partnership purposes, which may include repaying or refinancing a portion of our outstanding indebtedness and funding capital expenditures or working capital.

MATERIAL TAX CONSIDERATIONS
The tax consequences to you of an investment in our common units will depend in part on your own tax circumstances. For a discussion of the material U.S. federal income tax considerations associated with our operations and the purchase, ownership and disposition of our common units, please read “Material Tax Consideration” in the accompanying prospectus and the risk factors included under the caption “Tax Risks” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement. You are urged to consult with your own tax advisor about the federal, state, local and foreign tax consequences particular to your circumstances

PLAN OF DISTRIBUTION
We have entered into the ATM Sales Agreement, dated April 20, 2021, with the sales agent in which we may, at any time and from time to time, offer and sell common units having an aggregate offering price of up to $7,000,000, through the sales agent, as our agent for the offer and sale of the common units. Any such sales may be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.
Upon acceptance of written instructions from us, the sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell common units under the terms and subject to the conditions set forth in the ATM Sales Agreement. We will instruct the sales agent as to the number of common units to be sold. We may instruct the sales agent not to sell common units if the sale cannot be effected at or above the price designated by us in any instruction. We may suspend the offering of our common units upon proper notice and subject to other conditions.
The sales agent has agreed to provide written confirmation of any sales to us no later than the opening of the trading day on the NYSE American immediately following the trading day on which our common units were sold under the ATM Sales Agreement. Each confirmation will include the number of common units sold on the preceding day, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales.
We will pay the sales agent commissions for its services in acting as agent in the sale of our common units offered hereby. Under the ATM Sales Agreement, the sales agent will be entitled to compensation equal to up to 3% of the gross proceeds from each sale of common units sold through it as our agent. If we sell common units to the sales agent, acting as principal, we will enter into a separate agreement setting forth the terms of such transaction and, to the extent required by applicable law, we will describe such agreement in a separate prospectus supplement or pricing supplement. We have also agreed to reimburse the sales agent for fees and disbursements of counsel to the sales agent in an amount up to $35,000. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed underwriting compensation in connection with this offering. We estimate that the total expenses for the offering will be approximately $150,000.
Settlement of sales of our common units will occur on the second trading day following the date on which such sales are made, or on some other date that is agreed upon by us and the sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common units, if any, as contemplated by this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon.
In connection with this offering, the sales agent will, with respect to sales effected in an “at the market offering,” be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agent may be required to make because of those liabilities.
The offering of our common units pursuant to the ATM Sales Agreement will terminate upon the earlier of (1) the sale of all our common units subject to the ATM Sales Agreement, or (2) termination of the ATM Sales Agreement in accordance with its terms.
The sales agent and its affiliates may in the future provide investment banking and advisory services for us and/or our affiliates in the ordinary course of their business for which they may receive customary fees.

LEGAL MATTERS
The validity of the securities offered in this prospectus will be passed upon for us by Hunton Andrews Kurth LLP, Houston, Texas. Certain legal matters in connection with the common units offered hereby will be passed upon for the sales agent by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Evolve Transition Infrastructure LP as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Partnership’s inability to generate sufficient liquidity to meet future debt obligations raises substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.
Certain information incorporated by reference in this prospectus regarding our estimated quantities of oil and natural gas reserves was prepared by Ryder Scott Company, LP.

PROSPECTUS
Evolve Transition Infrastructure LP
Common Units
Representing Limited Partner Interests

We may from time to time, in one or more offerings, offer and sell common units representing limited partner interests in us, or common units, in an amount up to $100,000,000 in aggregate initial offering price. Our common units are listed for trading on the NYSE American LLC, or NYSE, under the symbol “SNMP.”
We may offer and sell these common units to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis and in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these common units and the general manner in which we will offer them. The specific terms of any common units that we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the common units, and also may add, update or change information contained in this prospectus.
You should carefully read this prospectus and the applicable prospectus supplement before you invest in our common units. You also should read the documents to which we have referred you in the “Incorporation by Reference” Section of this prospectus for additional information about us. This prospectus may not be used to consummate sales of our common units unless it is accompanied by a prospectus supplement.
We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus forms a part. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of March 16, 2021, the aggregate market value of our common units held by non-affiliates, or public float, was approximately $22.6 million, based on 13,279,530 common units held by non-affiliates as of March 16, 2021 at a price of $1.70 per share, which was the closing price of our common units on the NYSE on February 16, 2021 (a date within 60 days before the date of this prospectus). As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

INVESTING IN OUR COMMON UNITS INVOLVES RISKS. LIMITED PARTNERSHIPS ARE INHERENTLY DIFFERENT FROM CORPORATIONS. FOR A DISCUSSION OF THE FACTORS YOU SHOULD CONSIDER BEFORE DECIDING TO PURCHASE OUR SECURITIES, PLEASE SEE “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS.
Our common units are listed on the NYSE under the symbol “SNMP.” On March 16, 2021, the last reported sale price of our common units on the NYSE was $1.15.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell our common units in connection with one or more offerings from time to time, up to a total dollar amount of $100,000,000.
This prospectus provides you with a general description of the common units we may offer. Each time we offer and sell our common units, we will provide a prospectus supplement that will contain specific information about the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”
We have not authorized any other person to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these common units in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

i

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.
Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to: (i) “Evolve,” the “Partnership,” “we,” “our,” “us” or similar references mean Evolve Transition Infrastructure LP and its consolidated subsidiaries, (ii) “our general partner” means Evolve Transition Infrastructure GP LLC, our general partner, (iii) “Stonepeak Catarina” means Stonepeak Catarina Holdings, LLC, (iv) “Stonepeak” means Stonepeak Catarina and its subsidiaries, other than the Partnership, and (v) “SP Holdings” means SP Holdings, LLC, the sole member of our general partner.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:
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our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC (File No. 001-33147) on March 16, 2021;

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our Current Report on Form 8-K filed with the SEC (File No. 001-33147) on February 2, 2021, February 17, 2021 (both), February 26, 2021 and March 18, 2021 (only to the extent the information contained in each of these Form 8-Ks has been filed and not furnished); and

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the description of our common units contained in our registration statement on Form 8-A/A filed with the SEC (File No. 001-33147) on March 6, 2015, including any amendments and reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this prospectus and until our offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
As described above, each of these documents is available from the SEC’s web site, as well as through our website, http://www.evolvetransition.com. Information on our website is not incorporated by reference in this prospectus. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of this prospectus and any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, without charge, by written or oral request directed to:
Evolve Transition Infrastructure LP
1360 Post Oak Blvd., Suite 2400
Houston, Texas 77056
(713) 783-8000
Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.evolvetransition.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” as defined by the SEC that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements may include discussions about our business strategy; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; our financing strategy; our acquisition strategy; our ability to make distributions; our future operating results; the ability of our partners to perform under our joint ventures; our future capital expenditures; and our plans, objectives, expectations, forecasts, outlook and intentions.
All of these types of statements, other than statements of historical fact included in this prospectus, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.
The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate.
Important factors that could cause our actual results to differ materially from the expectations reflected in the forward-looking statements include, among others:
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the resolution of the pending complaints filed by certain affiliates of each of Occidental Petroleum Corp., The Blackstone Group and GSO Capital Partners filed on June 23, 2020 and their impact on the effectiveness of the Settlement Agreement, dated June 6, 2020, as amended by that certain Amendment Agreement, dated as of June 14, 2020 and effective as of June 6, 2020, in each case, by and among the Partnership, our general partner, Catarina Midstream, LLC, Seco Pipeline, LLC, Mesquite Energy, Inc., SN Palmetto, LLC, SN Marquis LLC, SN Cotulla Assets, LLC, SN Operating, LLC, SN TMS, LLC, SN Catarina, LLC, Rockin L Ranch Company, LLC, SN Payables, LLC, SN EF Maverick, LLC and SN UR Holdings, LLC, SP Holdings, Carnero G&P LLC and TPL SouthTex Processing Company LP, and our business, results of operations and financial condition;

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our ability to successfully execute our business, acquisition and financing strategies;

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changes in general economic conditions, including market and macro-economic disruptions resulting from the ongoing pandemic caused by a novel strain of coronavirus (“COVID-19”) and related governmental responses;

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the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements;

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the creditworthiness and performance of our counterparties, including financial institutions, operating partners, customers and other counterparties;

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our ability to extend, replace or refinance our credit facility with Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto;

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our ability to grow enterprise value;

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the ability of our partners to perform under our joint ventures;

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the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

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our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements;

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the timing and extent of changes in prices for, and demand for, natural gas, NGLs and oil;

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our ability to successfully execute our hedging strategy and the resulting realized prices therefrom;

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the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may, therefore, be imprecise;

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competition in the oil and natural gas industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

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the extent to which our assets operated by others are operated successfully and economically;

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our ability to compete with other companies in the oil and natural gas and energy transition infrastructure industries;

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the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations, environmental laws and regulations relating to air emissions, waste disposal, hydraulic fracturing and access to and use of water, laws and regulations imposing conditions and restrictions on drilling and completion operations and laws and regulations with respect to derivatives and hedging activities;

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the use of competing energy sources and the development of alternative energy sources;

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unexpected results of litigation filed against us;

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disruptions due to extreme weather conditions, such as extreme rainfall, hurricanes or tornadoes;

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the extent to which we incur uninsured losses and liabilities or losses and liabilities in excess of our insurance coverage; and

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the other factors described under “Risk Factors” in this prospectus and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K filed with the SEC and incorporated herein by reference.

Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section and elsewhere in this prospectus. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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EVOLVE TRANSITION INFRASTRUCTURE LP
We are a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. We own natural gas gathering systems, pipelines, and processing facilities in South Texas and continue to pursue energy transition infrastructure opportunities. Our common units are currently listed on the NYSE American under the symbol “SNMP.”
Principal Executive Offices
Our principal executive offices are located at 1360 Post Oak Blvd., Suite 2400 in Houston, Texas 77056. Our telephone number is (713) 783-8000, and our website is accessed at www.evolvetransition.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.
For additional information as to our business, properties and financial condition please read “Where You Can Find More Information” and “Incorporation By Reference.”

RISK FACTORS
An investment in our common units involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and additional information which may be incorporated by reference in this prospectus or any prospectus supplement in the future as provided under “Incorporation by Reference,” including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the risk factors described under “Risk Factors” in such reports. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.
If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected, the trading price of our common units could decline and you could lose all or part of your investment.
You will not receive cash distributions on your common units until we are able to redeem 100% of the outstanding Class C Preferred Units, as a result, you are unlikely to receive cash distributions on your common units for the foreseeable future.
Our partnership agreement prohibits us from declaring or making any distributions, redemptions or repurchases in respect of any junior securities or any parity securities until the first quarter in which no Class C Preferred Units remain outstanding. This means that you will not receive any cash distributions on your common units until such time as we are able to redeem all of the outstanding Class C Preferred Units. We currently have the right to redeem 100% of the outstanding Class C Preferred Units for cash at the greater of the current market price or the liquidation preference for the Class C Preferred Units. As of March 16, 2021, the liquidation preference for the Class C Preferred Units was approximately $422.5 million. Our total revenues for the year ended December 31, 2020 were approximately $57 million. As a result, you are unlikely to receive cash distributions on your common units for the foreseeable future.
Stonepeak and its affiliates may sell common units in the public or private markets, and such sales could have an adverse impact on the trading price of the common units.
As of March 16, 2021, Stonepeak and its affiliates owned (i) 39,623,443 common units, representing approximately 72.7% of our outstanding common units, and (ii) a warrant exercisable for junior securities that entitles Stonepeak Catarina to receive junior securities of the Partnership (including common units) representing 10% of all junior securities deemed outstanding when exercised. Additionally, we have agreed to provide Stonepeak Catarina with certain registration rights under applicable securities laws. The sale of these common units in the public or private markets could have an adverse impact on the price of the common units or on the trading market for our common units.
Certain events may result in our general partner exercising its limited call right, which may require common unitholders to sell their common units at an undesirable time or price.
As of March 16, 2021, Stonepeak owned approximately 72.7% of our outstanding common units. Stonepeak also owns 100% of the issued and outstanding equity interests in SP Holdings, which is the sole member of our general partner. Pursuant to Section 15.1 of our partnership agreement, if at any time Stonepeak holds more than 80% of our outstanding common units (which could occur prior to the end of 2021) and transfers all of the common units held by it to our general partner or a controlled affiliate of our general partner, then Stonepeak will be able to cause our general partner or a controlled affiliate of our general partner to exercise its right to acquire all, but not less than all, of our common units held by persons other than our general partner and its controlled affiliates at a price equal to the greater of (1) the average of the daily closing price of our common units over the 20 trading days preceding the date three days before notice of exercise of the limited call right is first mailed and (2) the highest per-unit price paid by our general partner or any of its controlled affiliates for common units during the 90-day period preceding the date such notice is first mailed. As a result, common unitholders may be required to sell their common units at an undesirable time or price and may not receive any return or a negative return on their investment.

Common unitholders may also incur tax liability upon a sale of their units. Our general partner is not obligated to obtain a fairness opinion regarding the value of common units to be repurchased upon exercise of the limited call right. Furthermore, there is no restriction in our partnership agreement that prevents our general partner from causing us to issue additional common units, including common units issued pursuant to the letter agreement, dated as of November 16, 2020, between the Partnership and Stonepeak Catarina, and then exercising its limited call right. If our general partner exercises its limited call right, the effect would be to take the Partnership private and, if the common units are subsequently deregistered, the Partnership will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.
If we are unable to continue as a going concern, you may lose some or all of your investment in us.
Our credit agreement matures September 30, 2021 and our ability to continue as a going concern is contingent upon our ability to either (i) refinance or extend the maturity of our credit agreement, or (ii) obtain adequate new debt or equity financing to repay our credit agreement in full at maturity. We intend to refinance or extend the maturity of our credit agreement prior to its maturity date. However, we may not be able to refinance or extend the maturity of our credit agreement or, if we are able to refinance or extend the maturity, we may not be able to do so with borrowing and debt issue costs, terms, covenants, restrictions, commitment amount or a borrowing base favorable to us. The consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities and commitments in the normal course of business. The consolidated financial statements do not include any adjustments that might result from the outcome of substantial doubt as to our ability to continue as a going concern. If we cannot continue as a going concern, you may lose some or all of your investment in us.

USE OF PROCEEDS
Except as otherwise provided in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the common units offered by this prospectus for general partnership purposes, which may include repayment of outstanding indebtedness, the acquisition of businesses, other capital expenditures and additions to working capital. Any specific allocation of the net proceeds of an offering of our common units to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement.

DESCRIPTION OF THE COMMON UNITS
The Common Units
The common units represent limited partner interests in us that entitle the holders thereof to the rights and privileges specified to limited partners set forth in our partnership agreement, including the right to participate in partnership distributions. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and “Provisions of Our Partnership Agreement Relating to Cash Distributions.” For a description of other rights and privileges of limited partners under our partnership agreement, including voting rights, please read “The Partnership Agreement.” Our common units are currently listed on the NYSE American under the symbol “SNMP.”
Transfer Agent and Registrar
Duties
Computershare Trust Company, N.A. serves as the registrar and transfer agent for the common units. We will pay all fees charged by the transfer agent for transfers of common units except the following, which must be paid by unitholders:
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surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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special charges for services requested by a holder of a common unit; and

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other similar fees or charges.

There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Resignation or Removal
The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed or a successor has not accepted its appointment, our general partner may act as the transfer agent and registrar until a successor is appointed.
Transfer of Common Units
Upon the transfer of a common unit in accordance with our partnership agreement, the transferee of the common unit shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Each transferee:
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represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

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automatically becomes bound by the terms and conditions of our partnership agreement; and

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gives the consents, waivers and approvals contained in our partnership agreement.

Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.
We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Common units are securities and any transfers are subject to the laws governing the transfer of securities in addition to the provisions of our partnership agreement. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership with respect to the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.
Number of Common Units
As of March 16, 2021, we had 54,533,593 common units issued and outstanding: 13,279,530 common units were held by the public; and 41,254,063 common units were held by affiliates of our general partner and directors and officers of our general partner.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS
Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions. Our partnership agreement currently prohibits us from declaring or making cash distributions to common unitholders until the first quarter in which none of the Class C Preferred Units representing limited partner interests in Evolve (the “Class C Preferred Units”) remain outstanding.
Distributions of Available Cash
Distributions of Available Cash
Our partnership agreement requires that, on or about the last day of each of February, May, August and November, we distribute all of our available cash to unitholders of record on the applicable record date. Available cash generally means, for any quarter, the sum of all cash and cash equivalents on hand at the end of that quarter:
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less, the amount of cash reserves established by our general partner to:

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provide for the proper conduct of our business (including cash reserves for our future capital expenditures and anticipated future debt service requirements) subsequent to that quarter;

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comply with applicable law, any of our debt instruments or other agreements; or

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provide funds for distributions to our unitholders for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing the cash portion of any distributions on our Class C Preferred Units or minimum quarterly distribution on our common units with respect to such quarter);

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plus, if our general partner so determines, all or any portion of additional cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to unitholders, and with the intent of the borrower to repay such borrowings within twelve months with funds other than from additional working capital borrowings.
Class C Preferred Units
Under the terms of our partnership agreement, commencing with the quarter ended on June 30, 2019, the Class C Preferred Units receive a quarterly distribution of, at the election of the board of directors of our general partner, (i) with respect to any distribution made with respect to the quarter ended June 30, 2019, 10.0% per annum if paid in full in cash or 12.0% per annum if paid in paid-in-kind units; (ii) with respect to any distribution made with respect to any quarter beginning with and after the quarter ending September 30, 2019, through and including the quarter ending December 31, 2021, 12.5% per annum, regardless of whether paid in cash, paid-in-kind units or a combination thereof; and (iii) with respect to any distribution made with respect to any quarter beginning on or after January 1, 2022, 14.0% per annum, regardless of whether paid in cash, paid-in-kind units or a combination thereof.
Additionally, under the terms of our partnership agreement, until the first quarter in which no Class C Preferred Units remain outstanding, we are not permitted to, and are prohibited from declaring or making, any distributions, redemptions or repurchases in respect of any junior securities, including common units, or any parity securities.
Pursuant to the Letter Agreement, dated November 16, 2020, by and between us, our general partner and Stonepeak Catarina, Stonepeak Catarina, as the holder of our Class C Preferred Units, may also elect to receive Class C preferred quarterly distributions in common units for any quarter following the quarter ended September 30, 2020.
General Partner Interest and Incentive Distribution Rights
Our general partner currently owns a non-economic general partner interest in us, which does not entitle it to receive cash distributions. However, our general partner may in the future own common units or other equity interests in us and will be entitled to receive distributions on any such interests.
SP Holdings, the sole member of our general partner, holds all of our incentive distribution rights, which entitles it to receive increasing percentages, up to a maximum of 35.5%, of the available cash we distribute from operating surplus (as defined in our partnership agreement) after we have achieved the minimum quarterly distribution and the target distribution levels.
Operating Surplus and Capital Surplus
General
Any distributions that we make will be characterized as made from “operating surplus” or “capital surplus.” Distributions from operating surplus are made differently than cash distributions that we would make from capital surplus. Operating surplus distributions will be made to our unitholders and, if we make quarterly distributions above the first target distribution level described below, to the holder of our incentive distribution rights. We do not anticipate that we will make any distributions from capital surplus. In such an event, however, any capital surplus distribution would be made pro rata to all holders of our Class C Preferred Units, until there has been distributed an amount equal to the Class C preferred quarterly distribution, and then pro rata to all common unitholders until the minimum quarterly distribution is reduced to zero, as described below, but the holder of the incentive distribution rights would generally not participate in any capital surplus distributions with respect to those rights.
In determining operating surplus and capital surplus, we will only take into account our proportionate share of our consolidated subsidiaries, provided they are not wholly owned, and our proportionate share of entities accounted for under the equity method.
Operating Surplus
We define operating surplus as:
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$20.0 million (as described below); plus

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all of our cash receipts, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of a commodity hedge or interest rate hedge prior to its specified termination date shall be amortized in operating surplus in equal quarterly installments over the remaining scheduled term of such commodity hedge or interest rate hedge; plus

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working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

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cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in connection with consummating the initial public offering of our predecessor, to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the replacement, improvement, addition, expansion, acquisition, construction or development of a capital asset and ending on the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; plus

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cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in connection with the initial public offering of our predecessor, to pay interest on debt incurred, or to pay distributions on equity issued, to finance the expansion capital expenditures referred to in the prior bullet; less

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all of our operating expenditures (as defined below); less

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the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

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all working capital borrowings not repaid within twelve months after having been incurred, or repaid within such twelve-month period with the proceeds of additional working capital borrowings; less

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any cash loss realized on disposition of an investment capital expenditure.

As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by our operations. For example, the partnership agreement includes a provision that will enable us, if we choose, to distribute as operating surplus up to $20.0 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.
The proceeds of working capital borrowings increase operating surplus, and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the twelve-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.
We define interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) sales of equity interests and (iii) sales or other voluntary or involuntary dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements.
We define operating expenditures as all of our cash expenditures (or our proportionate share of expenditures in the case of subsidiaries that are not wholly owned), including, but not limited to, taxes, amounts paid under the Shared Services Agreement, reimbursements of expenses of our general partner and its affiliates, director, officer and employee compensation, debt service payments, payments made in the ordinary course of business under interest rate hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its settlement or termination date specified therein will be amortized in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract and amounts paid in connection with the initial purchase of a rate hedge contract or a commodity hedge contract will be amortized over the life of such rate hedge contract or commodity hedge contract), estimated maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures will not include:
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expansion capital expenditures;

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actual maintenance capital expenditures;

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investment capital expenditures;

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payment of transaction expenses (including taxes) relating to interim capital transactions;

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distributions to our partners;

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repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

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payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings; or

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repurchases of partnership interests (excluding repurchases we make to satisfy obligations under employee benefit plans).

Capital Surplus
Capital surplus is defined as any distribution of available cash in excess of our cumulative operating surplus. Although the cash proceeds from interim capital transactions do not increase operating surplus, all distributions of available cash from whatever source are deemed to be from operating surplus until cumulative distributions of available cash exceed cumulative operating surplus. Thereafter, all distributions of available cash are deemed to be from capital surplus to the extent they continue to exceed cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:
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borrowings other than working capital borrowings;

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sales of our equity and debt securities; and

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sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets.

Characterization of Cash Distributions
Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus from the closing of our initial public offering through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus includes a basket of $20.0 million, and therefore does not reflect actual cash on hand that is available for distribution to our unitholders. Rather, this provision enables us, if we choose, to distribute as operating surplus up to that amount of cash we receive in the future from interim capital transactions that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.
Capital Expenditures
Expansion capital expenditures are cash expenditures incurred for capital improvements that we expect will increase our operating capacity, operating income or asset base over the long term. Examples of expansion capital expenditures include the construction, development or acquisition of assets associated with our business to the extent such capital expenditures are expected to expand our operating capacity, our operating income or our asset base. Expansion capital expenditures also include interest payments (and related fees) on debt incurred and distributions in respect of equity issued (including incremental distributions on incentive distribution rights) to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the replacement, improvement, addition, expansion acquisition, construction, development or capital contribution of a capital asset and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of.
Maintenance capital expenditures are cash expenditures made to maintain, over the long-term, our operating capacity, operating income or asset base. Examples of maintenance capital expenditures are expenditures to develop and replace our oil and natural gas reserves as well as the repair, refurbishment and replacement of gathering and transportation assets, to maintain equipment reliability, integrity and safety and to address environmental laws and regulations.
Because our maintenance capital expenditures can be very large and irregular, the amount of our actual maintenance capital expenditures may differ substantially from period-to-period, which could cause similar fluctuations in the amounts of operating surplus and cash available for distribution to our unitholders if we subtracted actual maintenance capital expenditures from operating surplus. As a result, to eliminate the effect on operating surplus of these fluctuations, our partnership agreement requires that an estimate of the average quarterly maintenance capital expenditures necessary to maintain our asset base over the long-term be subtracted from operating surplus each quarter as opposed to the actual amounts spent. The amount of estimated maintenance capital expenditures deducted from operating surplus is subject to review and change by the board of directors of our general partner at least once a year. The estimate is made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our future estimated maintenance capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will impact our business. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only.
The use of estimated maintenance capital expenditures in calculating operating surplus has the following effects:
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it reduces the risk that maintenance capital expenditures in any one quarter will be large enough to render operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

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it increases our ability to distribute as operating surplus cash we receive from non-operating sources;

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it is more difficult for us to raise our distribution above the minimum quarterly distribution and pay distributions on our incentive distribution rights; and

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it reduces the likelihood that a large maintenance capital expenditure during one quarterly distribution period will prevent the payment of a distribution on the incentive distribution rights in respect of any quarterly distribution period since the effect of an estimate is to spread the expected expense over several periods, thereby mitigating the effect of the actual payment of the expenditure on any single period.

Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but that are not expected to expand our operating capacity or operating income over the long term.
Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes will be allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditure by our general partner.
Distributions of Available Cash From Operating Surplus
Our partnership agreement requires that we make distributions of available cash from operating surplus from any quarter in the following manner:
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first, 100% to holders of our Class C Preferred Units, pro rata, until we distribute for each Class C Preferred Unit an amount equal to the quarterly distribution for such Class C Preferred Units, as described above under “— Distributions of Available Cash — Class C Preferred Units;”

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second, 100% to common unitholders, pro rata, until we distribute for each common unit an amount equal to the minimum quarterly distribution for that quarter; and

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thereafter, in the manner described in “— Incentive Distribution Rights” below.

Incentive Distribution Rights
Incentive distribution rights represent the right to receive increasing percentages (13.0%, 23.0% and 35.5%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. SP Holdings holds the incentive distribution rights, but may transfer these rights, subject to the restrictions set forth in our partnership agreement.
If, for any quarter, we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then we will make additional distributions from operating surplus for that quarter among the common unitholders and SP Holdings (in its capacity as the holder of our incentive distribution rights) in the following manner:
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first, 100% to all common unitholders, pro rata, until each unitholder receives a total of $0.575 per unit for that quarter (the “first target distribution”);

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second, 87.0% to all common unitholders, pro rata, and 13.0% to the holders of our incentive distribution rights, until each unitholder receives a total of $0.625 per unit for that quarter (the “second target distribution”);

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third, 77.0% to all common unitholders, pro rata, and 23.0% to the holders of our incentive distribution rights, until each unitholder receives a total of $0.875 per unit for that quarter (the “third target distribution”); and

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thereafter, 64.5% to all common unitholders, pro rata, and 35.5% to the holders of our incentive distribution rights.

Distributions from Capital Surplus
How Distributions from Capital Surplus Will Be Made
Our partnership agreement requires that we make distributions from capital surplus, if any, in the following manner:
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first, 100% to holders of our Class C Preferred Units, pro rata, until we distribute for each Class C Preferred Unit an amount equal to the quarterly distribution for such Class C Preferred Units, as described above under “— Distributions of Available Cash — Class C Preferred Units;” and

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second, 100% to our common unitholders, pro rata, until the minimum quarterly distribution is reduced to zero as described below.

Effect of a Distribution From Capital Surplus
Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion that the distribution had to the fair market value of the common units immediately prior to the announcement of the distribution (or the average of the closing prices for the 20 consecutive trading days immediately prior to the ex-dividend date). Because distributions of capital surplus will reduce the minimum quarterly distribution and target distribution levels after any of these distributions are made, it may be easier for SP Holdings (in its capacity as the holder of our incentive distribution rights) to receive incentive distributions. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.
Once we reduce the minimum quarterly distribution and target distribution levels to zero, all future distributions will be made such that 64.5% is paid to all unitholders, pro rata, and 35.5% is paid to the holder or holders of incentive distribution rights, pro rata.
Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels
In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our common units into fewer common units or subdivide our common units into a greater number of common units, our partnership agreement specifies that the following items will be proportionately adjusted:
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the minimum quarterly distribution;

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the target distribution levels; and

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the initial unit price, as described below under “— Distributions of Cash Upon Liquidation.”

For example, if a two-for-one split of the common units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price would each be reduced to 50.0% of its initial level. Our partnership agreement provides that we do not make any adjustment by reason of the issuance of additional units in exchange for cash or property.
In addition, if as a result of a change in law or interpretation thereof, we are or any of our subsidiaries is treated as an association taxable as a corporation or are otherwise subject to additional taxation as an entity for U.S. federal, state, local or non-U.S. income or withholding tax purposes, our general partner may, in its sole discretion, reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is cash for that quarter (after deducting our general partner’s estimate of our additional aggregate liability for the quarter for such income and withholdings taxes payable by reason of such change in law or interpretation) and the denominator of which is the sum of (1) cash for that quarter, plus (2) our general partner’s estimate of our additional aggregate liability for the quarter for such income and withholding taxes payable by reason of such change in law or interpretation thereof. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in distributions with respect to subsequent quarters.
Distributions of Cash Upon Liquidation
General
If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the holders of the incentive distribution rights, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.
The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of units to a repayment of the initial value contributed by unitholders for their units in our initial public offering, which we refer to as the “initial unit price” for each unit. Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights.
Manner of Adjustments for Gain
The manner of the adjustment for gain is set forth in the partnership agreement. We will generally allocate any gain to the partners in the following manner:
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first, to the general partner to the extent of any negative balance in its capital account;

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second, to the holders of Class C Preferred Units, until the cumulative amounts of gain allocated to such holders is equal to the cumulative losses previously allocated to such holders as described below in “— Manner of Adjustments for Losses”;

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third, 100% to all unitholders, pro rata (determined without regard to any Class C Preferred Units, as applicable, then held by them), until the capital account in respect of each common unit then outstanding is equal to the sum of (i) its unrecovered initial unit price; (ii) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs, reduced by any distribution made from operating surplus in satisfaction of the minimum quarterly distribution with respect to such common unit for such quarter; and (iii) the excess of (a) the first target distribution per unit less the minimum quarterly distribution per unit for each quarter after November 20, 2006 or the date of the most recent reset election, if any; over (b) the cumulative amount per unit of any distributions of cash or cash equivalents that are deemed to be from operating surplus in excess of the minimum quarterly distribution per unit that we have distributed to the unitholders, pro rata, for each quarter of our existence;

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fourth, 87.0% to all unitholders, pro rata (determined without regard to any Class C Preferred Units, as applicable, then held by them), and 13.0% to SP Holdings (in its capacity as the holder of our incentive distribution rights), until the capital account in respect of each common unit then outstanding is equal to the sum of: (i) the first liquidation target amount, and (ii) the excess of (a) the second target distribution less the first target distribution per unit for each quarter after November 20, 2006 or the date of the date of the most recent reset election, if any, over (b) the cumulative amount per unit of any distributions of cash or cash equivalents that are deemed to be from operating surplus in excess of the first target distribution per unit that we distributed 87.0% to the unitholders, pro rata, and 13.0% to SP Holdings (in its capacity as the holder of our incentive distribution rights) for each quarter of our existence;
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fifth, 77.0% to all unitholders, pro rata (determined without regard to any Class C Preferred Units, as applicable, then held by them), and 23.0% to SP Holdings (in its capacity as the holder of our incentive distribution rights), until the capital account in respect of each common unit then outstanding is equal to the sum of: (i) the second liquidation target amount, and (ii) the excess of (a) the third target distribution less the second target distribution for each quarter after November 20, 2006 or the date of the date of the most recent reset election, if any, over (b) the cumulative amount per unit of any distributions of cash or cash equivalents that are deemed to be from operating surplus in excess of the second target distribution per unit that we distributed 77.0% to the unitholders, pro rata, and 23.0% to SP Holdings (in its capacity as the holder of our incentive distribution rights) for each quarter of our existence; and

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finally, 64.5% to all unitholders, pro rata (determined without regard to any or Class C Preferred Units, as applicable, then held by them), and 35.5% to SP Holdings (in its capacity as the holder of our incentive distribution rights).

Manner of Adjustments for Losses
We will generally allocate any loss to our unitholders in the following manner:
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first, to our common unitholders in proportion to the positive balances in their capital accounts, until the capital accounts of the common unitholders have been reduced to zero;

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second, to the holders of our Class C Preferred Units pro rata in accordance with the number of Class C Preferred Units held by them, until the capital accounts of the holders of Class C Preferred Units have been reduced to zero;

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thereafter, to our general partner.

Adjustments to Capital Accounts
We will make adjustments to capital accounts upon the issuance of additional units and upon the conversion of the Class C Preferred Units into common units. In doing so, we generally will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the holders of our incentive distribution rights in the same manner as we allocate gain or loss upon liquidation.

CONFLICTS OF INTEREST AND FIDUCIARY DUTIES
Conflicts of Interest
Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates, including Stonepeak and its affiliates, on the one hand, and us and our limited partners, on the other hand. Stonepeak Catarina, through its ownership of SP Holdings, owns and controls our general partner and has the power to appoint all of the directors of our general partner. The directors and officers of our general partner have fiduciary duties to manage our general partner in a manner beneficial to SP Holdings. At the same time, pursuant to our partnership agreement, our general partner has a duty to manage our partnership in a manner that it believes is not adverse to our interests. Our partnership agreement specifically defines the remedies available to unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The Delaware Revised Uniform Limited Partnership Act (“Delaware Act”) provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to the limited partners and the partnership.
Whenever a conflict arises between our general partner or its affiliates, including Stonepeak and its affiliates, on the one hand, and us or our limited partners, on the other hand, the resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all of our limited partners and shall not constitute a breach of our partnership agreement, of any agreement contemplated thereby or of any duty (including any duties to us or our unitholders), if the resolution or course of action in respect of such conflict of interest is:
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approved by the conflicts committee of the board of directors of our general partner, although our general partner is not obligated to seek such approval;

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approved by the holders of a majority of the outstanding common units, excluding any such units owned by our general partner or any of its affiliates;

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determined by the board of directors of our general partner to be on terms no less favorable to us than those generally being provided to, or available from, unrelated third parties; or

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determined by the board of directors of our general partner to be fair and reasonable to us, taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable or advantageous to us.

Our general partner may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of its board of directors or from the holders of a majority of the outstanding common units as described above. If our general partner does not seek approval from the conflicts committee or from holders of common units as described above and the board of directors of our general partner approves the resolution or course of action taken with respect to the conflict of interest, then our partnership agreement provides that it will be presumed that, in making its decision, the board of directors of our general partner acted in good faith, and in any proceeding brought by or on behalf of us or any of our unitholders, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict of interest is specifically provided for in our partnership agreement, the board of directors of our general partner or the conflicts committee of the board of directors of our general partner may consider any factors that it determines in good faith to consider when resolving a conflict. An independent third-party is not required to evaluate the resolution. Under our partnership agreement, a determination, other action or failure to act by our general partner, the board of directors of our general partner or any committee thereof (including the conflicts committee) will be deemed to be “in good faith,” unless our general partner, the board of directors of our general partner or any committee thereof (including the conflicts committee) believed such determination, other action or failure to act was adverse to the interests of the partnership.
Conflicts of interest could arise in the situations described below, among others:
Actions taken by our general partner may affect the amount of cash available to pay distributions to unitholders.
The amount of cash that is available for distribution to unitholders is affected by decisions of our general partner regarding such matters as:

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amount and timing of asset purchases and sales;

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cash expenditures;

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borrowings;

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entry into and repayment of current and future indebtedness;

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issuance of additional units; and

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the creation, reduction or increase of reserves in any quarter.

In addition, borrowings by us and our affiliates do not constitute a breach of any duty owed by our general partner to our unitholders, including borrowings that have the purpose or effect of enabling our general partner or its affiliates to receive distributions on the incentive distribution rights.
Furthermore, our general partner may use an amount, initially equal to $20.0 million, which would not otherwise constitute operating surplus, in order to permit the payment of distributions on the incentive distribution rights. All of these actions may affect the amount of cash or equity distributed to our unitholders and our general partner. Please read “Provisions of Our Partnership Agreement Relating to Cash Distributions.”
For example, in the event we have not generated sufficient cash from our operations to pay the minimum quarterly distribution on our common units, our partnership agreement permits us to borrow funds, which would enable us to make such distribution on all outstanding units. Please read “Provisions of Our Partnership Agreement Relating to Cash Distributions — Operating Surplus and Capital Surplus —  Operating Surplus.”
The directors and officers of our general partner have a fiduciary duty to make decisions in the best interests of the owners of our general partner, which may be contrary to our interests.
Because certain officers and/or certain directors of our general partner are also directors, managers and/or officers of affiliates of our general partner, including Stonepeak and its affiliates, they have fiduciary duties to such entities that may cause them to pursue business strategies that disproportionately benefit them or which otherwise are not in our best interests.
Our general partner is allowed to take into account the interests of parties other than us, such as Stonepeak, in exercising certain rights under our partnership agreement.
Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by Delaware fiduciary duty law as permitted by the Delaware Act. For example, our partnership agreement permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include the exercise of its call right, its voting rights with respect to any units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation.
Our partnership agreement limits the liability of, and replaces the duties owed by, our general partner and also restricts the remedies available to our unitholders for actions that, without the limitations, might constitute breaches of fiduciary duty.
In addition to the provisions described above, our partnership agreement contains provisions that restrict the remedies available to our unitholders for actions that might otherwise constitute breaches of fiduciary duty. For example, our partnership agreement provides that:
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our general partner shall not have any liability to us or our unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning that it believed that the decision was not adverse to the interests of our partnership;

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our general partner and its officers and directors will not be liable for monetary damages to us or our limited partners for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our general partner or those other persons acted in bad faith or, in the case of a criminal matter, acted with knowledge that its conduct was criminal; and
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in resolving conflicts of interest, it will be presumed that in making its decision the general partner, the board of directors of the general partner or the conflicts committee of the board of directors of our general partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

By taking ownership of a common unit, a common unitholder will agree to become bound by the provisions in our partnership agreement, including the provisions discussed above. Please read “— Fiduciary Duties.”
Common unitholders have no right to enforce obligations of our general partner and its affiliates under agreements with us.
Any agreements between us, on the one hand, and our general partner and its affiliates, on the other, will not grant to the unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor. Our general partner controls the enforcement of the obligations that it and its affiliates owe to us, including the obligations of SP Holdings and Stonepeak Catarina under their commercial agreements with us.
Contracts between us, on the one hand, and our general partner and its affiliates, on the other, are not and will not be the result of arm’s-length negotiations.
Neither our partnership agreement nor any of the other agreements, contracts and arrangements between us and our general partner and its affiliates, including Stonepeak and its affiliates, are or will be the result of arm’s-length negotiations. Our general partner will determine, in good faith, the terms of any of such future transactions.
Except in limited circumstances, our general partner has the power and authority to conduct our business without unitholder approval.
Under our partnership agreement, our general partner has full power and authority to do all things, other than those items that require unitholder approval, necessary or appropriate to conduct our business, including, but not limited to, the following actions:
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expending, lending or borrowing money, assuming, guaranteeing or otherwise contracting for indebtedness and other liabilities, issuing evidences of indebtedness, including indebtedness that is convertible into our securities, and incurring any other obligations;

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preparing and transmitting tax, regulatory and other filings, periodic or other reports to governmental or other agencies having jurisdiction over our business or assets;

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acquiring, disposing, mortgaging, pledging, encumbering, hypothecating, granting a security interest in or exchanging our assets or merging or otherwise combining us with or into another person;

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negotiating, executing and performing contracts, conveyances or other instruments;

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distributing cash;

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selecting or dismissing employees and agents, outside attorneys, accountants, consultants and contractors and determining their compensation and other terms of employment or hiring;

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maintaining insurance for our benefit;

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forming, acquiring an interest in, and contributing property and loaning money to, any further limited partnerships, joint ventures, corporations, limited liability companies or other relationships;

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controlling all matters affecting our rights and obligations, including bringing and defending actions at law or in equity or otherwise litigating, arbitrating or mediating, and incurring legal expense and settling claims and litigation;

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indemnifying any person against liabilities and contingencies to the extent permitted by law;

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purchasing, selling or otherwise acquiring or disposing of our partnership interests, or issuing, purchasing or otherwise acquiring additional options, rights, warrants, appreciation rights, phantom or tracking interests relating to our partnership interests; and

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entering into agreements with any of its affiliates to render services to us or to itself in the discharge of its duties as our general partner.

Please read “The Partnership Agreement” for information regarding the voting rights of unitholders.
Common units are subject to our general partner’s call right.
As of March 16, 2021, Stonepeak owned approximately 72.7% of our issued and outstanding common units. Pursuant to Section 15.1 of our partnership agreement, if at any time Stonepeak holds more than 80% of our outstanding common units (which could occur prior to the end of 2021) and transfers all of the common units held by it to our general partner or a controlled affiliate of our general partner, then Stonepeak will be able to cause our general partner or a controlled affiliate of our general partner to exercise its right to acquire all, but not less than all, of our common units held by persons other than our general partner and its controlled affiliates at a price equal to the greater of (1) the average of the daily closing price of our common units over the 20 trading days preceding the date three days before notice of exercise of the limited call right is first mailed and (2) the highest per-unit price paid by our general partner or any of its controlled affiliates for common units during the 90-day period preceding the date such notice is first mailed. As a result, common unitholders may be required to sell their common units at an undesirable time or price and may not receive any return or a negative return on their investment. Common unitholders may also incur tax liability upon a sale of their units. Our general partner is not obligated to obtain a fairness opinion regarding the value of common units to be repurchased upon exercise of the limited call right. Furthermore, there is no restriction in our partnership agreement that prevents our general partner from causing us to issue additional common units, including common units issued pursuant to the letter agreement, dated as of November 16, 2020, between the Partnership and Stonepeak Catarina, and then exercising its limited call right. If our general partner exercises its limited call right, the effect would be to take us private and, if the common units are subsequently deregistered, the Partnership will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.
Please read “The Partnership Agreement — Limited Call Right.”
We may not choose to retain separate counsel for ourselves or for the holders of common units.
Attorneys, independent accountants and others who perform services for us may be retained by our general partner. Attorneys, independent accountants and others who perform services for us are selected by our general partner or the conflicts committee of the board of directors of our general partner and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the conflicts committee in the event of a conflict of interest between our general partner and its affiliates, on the one hand, and us or the holders of common units, on the other, depending on the nature of the conflict, although we may choose not to do so.
Our general partner’s affiliates, including Stonepeak, may compete with us, and neither our general partner nor its affiliates have any obligation to present business opportunities to us.
Our partnership agreement provides that our general partner is restricted from engaging in any business other than those incidental to its ownership of interests in us. However, affiliates of our general partner including Stonepeak and its affiliates, are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us, and may acquire, construct or dispose of assets in the future without any obligation to offer us the opportunity to acquire those assets. In addition, under our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to our general partner and its affiliates. As a result, neither our general partner nor any of its affiliates, including Stonepeak and its affiliates, have any obligation to present business opportunities to us.

Our general partner and its affiliates, including Stonepeak, may not allocate corporate opportunities to us.
Pursuant to the terms of our partnership agreement, the doctrine of corporate opportunity, or any analogous doctrine, does not apply to our general partner or any of its affiliates, including Stonepeak and its affiliates, and our general partner’s executive officers and directors. Any such person or entity that becomes aware of a potential transaction, agreement, arrangement or other matter that may be an opportunity for us does not have any duty to communicate or offer such opportunity to us. Any such person or entity will not be liable to us or to any limited partner for breach of any fiduciary duty or other duty by reason of the fact that such person or entity pursues or acquires such opportunity for itself, directs such opportunity to another person or entity or does not communicate such opportunity or information to us. This may create actual and potential conflicts of interest between us and affiliates of our general partner and result in less than favorable treatment of us and our common unitholders.
The holder or holders of our incentive distribution rights may elect to cause us to issue common units to it in connection with a resetting of incentive distribution levels without the approval of our unitholders. This election may result in lower distributions to our common unitholders in certain situations.
The holder or holders of a majority of our incentive distribution rights (currently SP Holdings) have the right, at any time when they have received incentive distributions at the highest level to which they are entitled (35.5%) for each of the prior four consecutive fiscal quarters, to reset the initial target distribution levels at higher levels based on our cash distribution levels at the time of the exercise of the reset election without the approval of the conflicts committee or our unitholders. Following a reset election, the minimum quarterly distribution will be reset to an amount equal to the average cash distribution per common unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the “reset minimum quarterly distribution”), and the target distribution levels will be reset to correspondingly higher levels based on percentage increases above the reset minimum quarterly distribution.
We anticipate that SP Holdings would exercise this reset right in order to facilitate acquisitions or internal growth projects that would not be sufficiently accretive to cash distributions per unit without such conversion. However, SP Holdings may transfer the incentive distribution rights at any time. It is possible that SP Holdings or a transferee could exercise this reset election at a time when we are experiencing declines in our aggregate cash distributions or at a time when the holders of the incentive distribution rights expect that we will experience declines in our aggregate cash distributions in the foreseeable future. In such situations, the holders of the incentive distribution rights may be experiencing, or may expect to experience, declines in the cash distributions that it receives related to the incentive distribution rights and may therefore desire to be issued our common units, which are entitled to specified priorities with respect to our distributions and which therefore may be more advantageous for them to own in lieu of the right to receive incentive distribution payments based on target distribution levels that are less certain to be achieved. As a result, a reset election may cause our common unitholders to experience dilution in the amount of cash distributions that they would have otherwise received had we not issued new common units to the holders of the incentive distribution rights in connection with resetting the target distribution levels. Please read “Provisions of Our Partnership Agreement Relating to Cash Distributions — Incentive Distribution Rights.”
Fiduciary Duties
Duties owed to unitholders by our general partner are prescribed by law and in our partnership agreement. The Delaware Act provides that Delaware limited partnerships may, in their partnership agreements, expand, restrict or eliminate the fiduciary duties otherwise owed by the general partner to limited partners and the partnership.
Our partnership agreement contains various provisions that eliminate and replace the fiduciary duties that might otherwise be owed to us by our general partner. We have adopted these provisions to allow our general partner or its affiliates to engage in transactions with us that otherwise might be problematic under otherwise applicable state law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. We believe this is appropriate and necessary because the board of directors of our general partner has a duty to manage our partnership in good faith and a duty to manage our general partner in a manner beneficial to its owner. Without these modifications, our general partner’s ability to make decisions involving conflicts of interest would be restricted. Replacing the fiduciary duty standards in this manner benefits our general partner by enabling it to take into consideration all parties (including it and its affiliates) involved in the proposed action. Replacing the fiduciary duty standards also strengthens the ability of our general partner to attract and retain experienced and capable directors. However, modifying the fiduciary duty standards represents a detriment to our public unitholders because it restricts the recourse otherwise available to our public unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permits our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interests.
The following is a summary of the material restrictions of the fiduciary duties owed by our general partner to the limited partners:
Delaware law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally require that any action taken or transaction engaged in be entirely fair to the partnership.
Partnership agreement modified standards	Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner is acting in its capacity as our general partner, as opposed to in its individual capacity, it must act in “good faith” and will not be subject to any other standard under applicable law. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards replace the obligations to which our general partner would otherwise be held.
If our general partner does not obtain approval from the conflicts committee of the board of directors of our general partner or our common unitholders, excluding any such units owned by our general partner or its affiliates, and the board of directors of our general partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, its board, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards replace the obligations to which our general partner would otherwise be held.
Rights and remedies of unitholders	The Delaware Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third-party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. These actions include actions against a general partner for breach of its duties or of our partnership agreement. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its duties to the limited partners.
The Delaware Act provides that, unless otherwise provided in a partnership agreement, a partner or other person shall not be liable to a limited partnership or to another partner or to another person that is a party to or is otherwise bound by a partnership agreement for breach of fiduciary duty for the partner’s or other person’s good faith reliance on the provisions of the partnership agreement. Under our partnership agreement, to the extent that, at law or in equity an indemnitee has duties (including fiduciary duties) and liabilities relating thereto to us or to our partners, our general partner and any other indemnitee acting in connection with our business or affairs shall not be liable to us or to any partner for its good faith reliance on the provisions of our partnership agreement.
By taking ownership of our common units, each common unitholder automatically agrees to be bound by the provisions in our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a limited partner to sign a partnership agreement does not render the partnership agreement unenforceable against that person.
Under our partnership agreement, we must indemnify our general partner and its officers, directors, managers and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs and expenses incurred by our general partner or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith. We must also provide this indemnification for criminal proceedings unless our general partner or these other persons acted with knowledge that their conduct was criminal. Thus, our general partner could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. Please read “The Partnership Agreement — Indemnification.”

THE PARTNERSHIP AGREEMENT
The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is filed with the registration statement of which this prospectus is a part.
We summarize the following provisions of our partnership agreement elsewhere in this prospectus:
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with regard to distributions, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions”;

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with regard to the duties of, and standard of care applicable to, our general partner, please read “Conflicts of Interest and Fiduciary Duties”;

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with regard to the transfer of common units, please read “Description of the Common Units —  Transfer of Common Units”; and

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with regard to allocations of taxable income and taxable loss, please read “Material Tax Considerations.”

Organization and Duration
We were formed in 2005 as a limited liability company and converted into a limited partnership in 2015. We will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.
Purpose
Our purpose, as set forth in our partnership agreement, is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner shall not cause us to take any action that the general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes.
Although our general partner has the ability to cause us and our current or future subsidiaries to engage in activities other than our current business, our general partner may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is generally authorized to perform all acts that it determines to be necessary or appropriate to carry out our purposes and to conduct our business.
Cash Distributions
Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units and other partnership securities as well as to SP Holdings in respect of its incentive distribution rights. Our partnership agreement currently prohibits us from declaring or making cash distributions to common unitholders until the first quarter in which none of the Class C Preferred Units remain outstanding. For a description of these cash distribution provisions, please read “Provisions of our Partnership Agreement Relating to Cash Distributions.”
Capital Contributions
Unitholders are not obligated to make additional capital contributions, except as described below under “— Limited Liability.”
Voting Rights
The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the common units. Holders of Class C Preferred Units have voting rights identical to the voting rights of the common unitholders and vote together with the common units as a single class, such that the Class C Preferred Units (including, for the avoidance of doubt, the Class C Preferred PIK Units) will be entitled to one vote per Class C Preferred Units, except that the Class C Preferred Units are entitled to vote as a separate class on any matter on which unitholders are entitled to vote that adversely affects the rights or preferences of the Class C Preferred Units in relation to other classes of partnership interests.
In voting their common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.
The incentive distribution rights may be entitled to vote in certain circumstances. Please read “— Voting Rights of Incentive Distribution Rights.”
Amendment of the partnership agreement	Certain amendments may be made by our general partner without the approval of the unitholders. Other amendments generally require the approval of a unit majority. Please read “— Amendment of the Partnership Agreement.” In addition, amendments to the partnership agreement pertaining to the Class C Preferred Units requires the consent of each holder of a Class C Preferred Unit, to the extent such amendment would adversely affect such holder.
Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read “— Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”
Dissolution of our partnership	Unit majority. Please read “— Dissolution.”
Continuation of our business upon dissolution	Unit majority. Please read “— Dissolution.”
Withdrawal of our general partner	Under most circumstances, the approval of a majority of the common units and Class C Preferred Units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to September 30, 2024 in a manner that would cause a dissolution of our partnership. Please read “— Withdrawal or Removal of Our General Partner.”
Removal of our general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read “— Withdrawal or Removal of Our General Partner.”
Transfer of our general partner interest	No approval right. Please read “— Transfer of General Partner Interest.”
Transfer of incentive distribution rights	No approval right. Please read “— Transfer of Incentive Distribution Rights.”
Transfer of ownership interests in our general partner	No approval right. Please read “— Transfer of Ownership Interests in the General Partner.”
Issuance of additional units	No approval right.
If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units (other than the Class C Preferred Units), that person or group loses voting rights on all of its units, unless otherwise required by law or approved by the board of directors of our general partner. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the specific prior approval of our general partner. In addition, if any person or group beneficially owns 20% or more of any class of units solely as a result of actions taken by us, then the 20% threshold is increased, with respect to such person, to a percentage equal to such person’s new beneficial ownership after the taking of such action plus the difference between 20% and such person’s beneficial ownership prior to such action.
Applicable Law; Forum, Venue and Jurisdiction
Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:
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arising out of or relating in any way to the partnership agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of the partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

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brought in a derivative manner on our behalf;

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asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

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asserting a claim arising pursuant to any provision of the Delaware Act; or

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asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. In addition, each party to such claims, suits, actions or proceedings irrevocably waives the right to trial by jury.
If any limited partner, our general partner or any person holding any beneficial interest in us (whether through a broker, dealer, bank, trust company or clearing corporation) brings any of the claims, suits, actions or proceedings described in the bullets above and such person does not obtain a judgment on the merits that substantially achieves, in substance and amount (if the extent of such achievement is disputed, then as determined by the Court of Chancery of the State of Delaware or such other court with subject matter jurisdiction of such claim, suit, action or proceeding), the full remedy sought, then such limited partner, our general partner or person holding any beneficial interest in us shall be obligated to reimburse us and our affiliates (including our general partner, the directors of our general partner and the owner of our general partner) for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorney’s fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding. We and our “affiliates,” as defined in our partnership agreement (including our general partner, the directors and officers of our general partner and SP Holdings, Stonepeak Catarina and their respective affiliates) would be entitled to recover all of their fees, costs and expenses in any such action, and such losing party would be severally liable for all such fees, costs and expenses.
Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar forum selection provisions in other companies’ certificates of incorporation or similar governing documents have been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find that the forum selection provision contained in our partnership agreement is inapplicable or unenforceable in such action or actions, including with respect to claims arising under the federal securities laws. Limited partners will not be deemed, by operation of the forum selection provision alone, to have waived claims arising under the federal securities laws and the rules and regulations thereunder.
The forum selection provision is intended to apply “to the fullest extent permitted by applicable law” to the above-specified types of actions and proceedings, including, to the extent permitted by the federal securities laws, to lawsuits asserting both the above-specified claims and federal securities claims. However, application of the forum selection provision may in some instances be limited by applicable law. Section 27 of the Exchange Act provides: “The district courts of the United States … shall have exclusive jurisdiction of violations of [the Exchange Act] or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by [the Exchange Act] or the rules and regulations thereunder.” As a result, the forum selection provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. However, Section 22 of the Securities Act provides for concurrent federal and state court jurisdiction over actions under the Securities Act and the rules and regulations thereunder, subject to a limited exception for certain “covered class actions” as defined in Section 16 of the Securities Act and interpreted by the courts. Accordingly, we believe that the forum selection provision would apply to actions arising under the Securities Act or the rules and regulations thereunder, except to the extent a particular action fell within the exception for covered class actions.
Limited Liability
Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. However, if it were determined that the right, or exercise of the right, by the limited partners as a group:
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to remove or replace our general partner;

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to approve some amendments to our partnership agreement; or

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to take other action under our partnership agreement

constituted “participation in the control” of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.
Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years.
Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our subsidiary or any subsidiaries we may have in the future, or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Redemption of Class C Preferred Units
We have the right to redeem outstanding Class C Preferred Units as follows:
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from and after January 1, 2021, we have the right to redeem 100% of the then outstanding Class C Preferred Units for cash in an amount equal to the number of Class C Preferred Units so redeemed multiplied by the greater of (i) the average of the daily closing price per common unit for the 20 consecutive trading days immediately prior to the redemption date for such units and (ii) the aggregate purchase price for such Class C Preferred Units plus accrued and unpaid distributions thereon; and

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if we fail to redeem all outstanding Class C Preferred Units on or before December 31, 2021, then 100% of our available cash on hand (less any cash reserves established by our general partner) and thereafter received by us shall be distributed to the holders of Class C Preferred Units, pro rata in accordance with each such holder’s ownership of the outstanding Class C Preferred Units, within five business days after the end of each month, with the first distribution to occur no later than the fifth business day of January 2022 and continuing until all outstanding Class C Preferred Units have otherwise been redeemed. This right of the holders of our Class C Preferred Units to have their Class C Preferred Units redeemed is senior in right of payment to all other distributions or redemptions of our interests by us.

Issuance of Additional Interests; Preemptive Rights
Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the common unitholders, provided, that the creation, authorization or issuance of a class or series of partnership securities constituting parity securities or senior securities to the Class C Preferred Units requires the affirmative vote of a majority of the outstanding Class C Preferred Units.
It is possible that we will fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units that we issue will be entitled to share equally with the then-existing common unitholders in our distributions. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing common unitholders in our net assets.
In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have rights to distributions or special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit our current or future subsidiaries from issuing equity interests, which may effectively rank senior to the common units.
The holders of our common units do not have preemptive rights to acquire additional common units or other partnership securities.
Amendment of the Partnership Agreement
General
Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority. In addition, amendments to the partnership agreement pertaining to the Class C Preferred Units requires the consent of holders of a majority of the outstanding Class C Preferred Units, voting separately as a class with one vote per Class C Preferred Unit and any amendment that would adversely affect any Class C Preferred Holder in a disproportionate manner as compared to any other Class C Preferred Holder requires the consent of such Class C Preferred Holder.
Prohibited Amendments
No amendment may be made that would:
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enlarge the obligations of any limited partner without his consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

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enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld in its sole discretion.

The provisions of our partnership agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 75% of the outstanding units, voting as a single class (including units owned by our general partner and its affiliates).
No Unitholder Approval
Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:
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a change in our name, the location of our principal place of business, our registered agent or our registered office;

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the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

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a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or other entity in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

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a change in our fiscal year or taxable year and related changes;

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an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not substantially similar to plan asset regulations currently applied or proposed;

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an amendment that our general partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or the right to acquire partnership interests;

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any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

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an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

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any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

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conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance in certain circumstances; or

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any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement, without the approval of any limited partner, if our general partner determines that those amendments:
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do not adversely affect the limited partners, considered as a whole, or any particular class of limited partners, in any material respect;

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are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

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are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

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are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement;

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are necessary or appropriate in connection with the creation, authorization or issuance of any class or series of partnership securities (provided that the creation, authorization or issuance of a class or series of partnership securities constituting parity securities or senior securities to the Class C Preferred Units requires the affirmative vote of a majority of the outstanding Class C Preferred Units); or

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are required to effect the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval
Any amendment that our general partner determines adversely affects in any material respect one or more particular classes of limited partners will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of limited partners that our general partner determines are not adversely affected in any material respect. Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that would reduce the voting percentage required to take any action other than to remove the general partner or call a meeting of unitholders is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. Any amendment that would increase the percentage of units required to remove the general partner or call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be increased. For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the limited partners nor result in our being treated as a taxable entity for federal income tax purposes in connection with any of the amendments. Any amendment relating to special unitholder meetings, notices of unitholder meetings, quorum and voting requirements, actions without a meeting and the amendment provisions in our partnership agreement require approval of 75% of our outstanding units. No amendments to our partnership agreement, other than those the general partner can adopt without unitholder approval or in connection with a merger or consolidation, will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.
Merger, Consolidation, Conversion, Sale or Other Disposition of Assets
A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without such approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without such approval. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement (other than an amendment that the general partner could adopt without the consent of other partners), each of our units will be an identical unit of our partnership following the transaction and the partnership securities to be issued do not exceed 20% of our outstanding partnership interests (other than incentive distribution rights) immediately prior to the transaction. If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, we have received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide the limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. Our unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.
Dissolution
We will continue as a limited partnership until dissolved and terminated under our partnership agreement and the Delaware Act. We will dissolve upon:
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the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

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there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

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the entry of a decree of judicial dissolution of our partnership;

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the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor; or

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any other dissolution event as required by applicable Delaware law.

Upon a dissolution under the penultimate clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:
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the action would not result in the loss of limited liability under Delaware law of any limited partner; and

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neither we nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds
Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of Our Partnership Agreement

Relating to Cash Distributions — Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.
Withdrawal or Removal of Our General Partner
Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to September 30, 2024 without obtaining the approval of the holders of at least a majority of the outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after September 30, 2024, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days’ notice to the limited partners if at least 50% of the outstanding common units are held or controlled by one person and its affiliates, other than our general partner and its affiliates. In addition, our partnership agreement permits our general partner to sell or otherwise transfer all of its general partner interest in us without the approval of the unitholders. Please read “— Transfer of General Partner Interest.”
Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may appoint a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “— Dissolution.”
Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of a unit majority.
In the event of the removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest and the incentive distribution rights of the departing general partner and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value; if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.
If the option described above is not exercised by either the departing general partner or the successor general partner, then the departing general partner’s general partner interest and all of its affiliates’ incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.
In addition, we will be required to reimburse the departing general partner for all amounts due to the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.

Transfer of General Partner Interest
At any time, our general partner may transfer all or any of its general partner interest to another person without the approval of our common unitholders. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability and tax matters.
Transfer of Ownership Interests in the General Partner
At any time, the owners of our general partner may sell or transfer all or part of its ownership interests in our general partner to an affiliate or third-party without the approval of our unitholders.
Transfer of Incentive Distribution Rights
By transfer of incentive distribution rights in accordance with our partnership agreement, each transferee of incentive distribution rights will be admitted as a limited partner with respect to the incentive distribution rights transferred when such transfer and admission is reflected in our books and records. Each transferee:
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represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

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automatically becomes bound by the terms and conditions of our partnership agreement; and

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gives the consents, waivers and approvals contained in our partnership agreement.

Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.
We may, at our discretion, treat the nominee holder of incentive distribution rights as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Incentive distribution rights are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner for the transferred incentive distribution rights.
Until an incentive distribution right has been transferred on our books, we and the transfer agent may treat the record holder of the unit or right as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.
Change of Management Provisions
Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Evolve Transition Infrastructure GP LLC as our general partner or from otherwise changing our management. Please read “— Withdrawal or Removal of Our General Partner” for a discussion of certain consequences of the removal of our general partner. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. Please read “— Meetings; Voting.”
Limited Call Right
If at any time our general partner and its controlled affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign and transfer in whole or in part to any of its affiliates or beneficial owners or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons, as of a record date to be selected by our general partner, on at least 10, but not more than 60, days’ notice. The purchase price in the event of this purchase is the greater of:
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the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

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the average of the daily closing prices of the partnership securities of such class over the 20 consecutive trading days preceding the date that is three days before the date the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read “Material Tax Considerations — Disposition of Units.”
Non-Taxpaying Holders; Redemption
To avoid any adverse effect on the maximum applicable rates chargeable to customers by us or any of our future subsidiaries, or in order to reverse an adverse determination that has occurred regarding such maximum rate, our partnership agreement provides our general partner the power to amend the agreement. If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by us or our subsidiaries, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or appropriate to:
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obtain proof of the U.S. federal income tax status of our limited partners (and their owners, to the extent relevant); and

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permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Citizen Assignees; Redemption
If our general partner, with the advice of counsel, determines that we are subject to U.S. federal, state or local laws or regulations that create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:
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obtain proof of the nationality, citizenship or other related status of our limited partners (and their beneficial owners, to the extent relevant); and

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permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by the general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Meetings; Voting
Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on an applicable record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Our general partner does not anticipate that any meeting of our unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.
Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “— Issuance of Additional Interests.” However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates and purchasers specifically approved by our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding (other than the Class C Preferred Units), that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. This loss of voting rights does not apply (i) to any person or group that acquires the units directly from our general partner or its affiliates, (ii) to any transferees of that person or group approved by our general partner, (iii) to any person or group who acquires the units with the specific prior approval of our general partner, (iv) Stonepeak Catarina with respect to its ownership (beneficial or recorded) of the Class C Preferred Units, or (v) the holder of the warrant exercisable for junior securities held by Stonepeak Catarina with respect to the junior securities issued or issuable upon exercise of such warrant. In addition, if any person or group beneficially owns 20% or more of any class of units solely as a result of actions taken by us, then the 20% threshold is increased, with respect to such person, to a percentage equal to such person’s new beneficial ownership after the taking of such action plus the difference between 20% and such person’s beneficial ownership prior to such action. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.
Any notice, demand, request, report or proxy material required or permitted to be given or made to record common unitholders under our partnership agreement will be delivered to the record holder by us or by the transfer agent.
Voting Rights of Incentive Distribution Rights
If a majority of the incentive distribution rights are held by our general partner and its affiliates, the holders of the incentive distribution rights will have no right to vote in respect of such rights on any matter, unless otherwise required by law, and the holders of the incentive distribution rights shall be deemed to have approved any matter approved by our general partner.
If less than a majority of the incentive distribution rights are held by our general partner and its affiliates, the incentive distribution rights will be entitled to vote on all matters submitted to a vote of unitholders, other than amendments and other matters that our general partner determines do not adversely affect the holders of the incentive distribution rights in any material respect. On any matter in which the holders of incentive distribution rights are entitled to vote, such holders will vote together with the common units as a single class, and such incentive distribution rights shall be treated in all respects as common units when sending notices of a meeting of our limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement. The relative voting power of the holders of the incentive distribution rights and the common units will be set in the same proportion as cumulative cash distributions, if any, in respect of the incentive distribution rights for the four consecutive quarters prior to the record date for the vote bears to the cumulative cash distributions in respect of such class of units for such four quarters.

Status as Limited Partner
By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission are reflected in our books and records. Except as described under “— Limited Liability,” the common units and the Class C Preferred Units will be fully paid, and unitholders will not be required to make additional contributions.
Indemnification
Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:
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our general partner;

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any departing general partner;

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any person who is or was an affiliate of our general partner or any departing general partner;

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any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

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any person who is or was serving at the request of a general partner, any departing general partner or any of their respective affiliates as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

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any person who controls our general partner or any departing general partner; and

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any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.
Reimbursement of Expenses
Our partnership agreement requires us to reimburse our general partner and its affiliates for all direct and indirect expenses they incur or payments they make on our behalf and all other expenses allocable to us or otherwise incurred by our general partner and its affiliates in connection with operating our business. Our partnership agreement does not set a limit on the amount of expenses for which our general partner and its affiliates may be reimbursed. These expenses may include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.
Books and Reports
Our general partner is required to keep appropriate books of our business at our principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.
We will furnish or make available to record holders of our common units, within 105 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent registered public accounting firm. Except for our fourth quarter, we will also furnish or make available summary financial information within 50 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website which we maintain.

We will furnish each record holder with information reasonably required for U.S. federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our unitholders will depend on their cooperation in supplying us with specific information. Every unitholder will receive information to assist him in determining his U.S. federal and state tax liability and in filing his U.S. federal and state income tax returns, regardless of whether he supplies us with the necessary information.
Right to Inspect Our Books and Records
Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:
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a current list of the name and last known address of each record holder;

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information as to the amount of cash, and a description and statement of the agreed value of any other capital contribution, contributed or to be contributed by each partner and the date on which each became a partner;

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copies of our partnership agreement, our certificate of limited partnership, related amendments and powers of attorney under which they have been executed;

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information regarding the status of our business and financial condition (provided that obligation shall be satisfied to the extent the limited partner is furnished our most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the SEC pursuant to Section 13(a) of the Exchange Act); and

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any other information regarding our affairs that our general partner determines is just and reasonable.

Under our partnership agreement, however, each of our limited partners and other persons who acquire interests in our partnership interests do not have rights to receive information from us or any of the persons we indemnify as described above under “— Indemnification” for the purpose of determining whether to pursue litigation or assist in pending litigation against us or those indemnified persons relating to our affairs, except pursuant to the applicable rules of discovery relating to the litigation commenced by the person seeking information.
Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests or that we are required by law or by agreements with third parties to keep confidential.
Registration Rights
Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other limited partner interests proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts.
On November 22, 2016, we entered into a registration rights agreement with SN UR Holdings, LLC, and agreed to register the common units issued to such person on such date in connection with a private placement of our common units.
On August 2, 2019, we entered into an amended and restated registration rights agreement with Stonepeak Catarina relating to the registered resale of common units issuable upon exercise of the warrant exercisable for junior securities held by Stonepeak Catarina.

MATERIAL TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective holders of our common units (“unitholders”) who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Hunton Andrews Kurth LLP (“Hunton Andrews Kurth”) insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Evolve Transition Infrastructure LP and our operating subsidiaries.
The following discussion does not address all U.S. federal income tax matters that affect us or our unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. To the extent that this section relates to taxation by a state, local or other jurisdiction within the U.S., such discussion is intended to provide only general information. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the U.S. (for U.S. federal income tax purposes) who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase common units in this offering, who do not materially participate in the conduct of our business activities and who hold such common units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for U.S. federal income tax purposes), estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs), employee benefit plans or mutual funds.
Accordingly, we encourage each prospective unitholder to consult the unitholder’s own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder of the ownership or disposition of the common units and potential changes in applicable tax laws.
No ruling has been requested from the Internal Revenue Service (the “IRS”) regarding any matter affecting us or the consequences of owning our common units. Instead, we are relying on the opinions and advice of Hunton Andrews Kurth with respect to the matters described herein. An opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made in this discussion may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for the common units and the prices at which the common units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.
Hunton Andrews Kurth has not rendered an opinion on the state, local or foreign tax consequences of an investment in us, and, for the reasons described below, has not rendered an opinion with respect to the following U.S. federal income tax issues: (i) the treatment of a unitholder whose common units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of common units) (please read “— Tax Consequences of Unit Ownership — Treatment of Securities Loans”); (ii) whether percentage depletion will be available to a unitholder or the extent of the percentage depletion deduction available to any unitholder (please read “— Tax Treatment of Operations — Depletion Deductions”), (iii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “— Disposition of Common Units — Allocations Between Transferors and Transferees”); and (iv) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read “— Tax Consequences of Unit Ownership — Section 754 Election” and “— Uniformity of Common Units”).
Partnership Status
We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, subject to the discussion below under “— Administrative Matters — Information Returns and Audit Procedures,”

generally are not liable for entity-level federal income taxes. Instead, as described below, each unitholder is required to take into account that unitholder’ share of our items of income, gain, loss and deduction in computing the unitholder’s U.S. federal income tax liability even if we make no cash distributions to the unitholder. Distributions we make to a unitholder are generally not taxable to the unitholder unless the amount of cash distributed exceeds the unitholder’s adjusted tax basis in the common units.
Section 7704 of the Internal Revenue Code generally provides that a publicly traded partnership will be taxed as a corporation for U.S. federal income tax purposes. However, if 90% or more of a partnership’s gross income for every taxable year it is publicly-traded consists of “qualifying income,” the partnership may continue to be treated as a partnership for federal income tax purposes (the “Qualifying Income Exception”). Qualifying income includes income and gains derived from the exploration, development, transportation, storage, processing and marketing of crude oil, natural gas and products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 3% of our current gross income is not qualifying income; however, this estimate could change from time to time.
No ruling has been or will be sought from the IRS with respect to our classification as a partnership for U.S. federal income tax purposes or as to the classification of our operating subsidiaries. Instead, we will rely on the opinion of Hunton Andrews Kurth that, based upon the Internal Revenue Code, the Treasury Regulations, published revenue rulings and court decisions and the representations described below, we will be treated as a partnership and each of our operating subsidiaries will be treated as a partnership or disregarded as an entity separate from us for U.S. federal income tax purposes. In rendering its opinion, Hunton Andrews Kurth has relied on factual representations made by us and our general partner, including, without limitation:
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Neither we nor our operating subsidiaries have elected or will elect to be treated as a corporation; and

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For each taxable year, more than 90% of our gross income has been and will be income that Hunton Andrews Kurth has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.
If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then as distributing that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as at that time, the aggregate amount of our liabilities do not exceed the adjusted tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.
The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time members of the U.S. Congress have proposed and considered substantive changes to the existing federal income tax laws that would affect certain publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships. Further, Treasury regulations under Section 7704 of the Code, that apply to taxable years beginning on or after January 19, 2017, interpret the scope of the qualifying income requirements for publicly traded partnerships by providing industry specific guidance. We do not believe these regulations affect our ability to qualify as a publicly traded partnership.
It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our common units. If for any reason we are taxable as a corporation for U.S. federal income tax purposes in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.
Our taxation as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction in the value of the common units. Any distribution made to a unitholder at a time when we are treated as a corporation would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in the partner’s common units, or taxable capital gain, after the unitholder’s tax basis in the partner’s common units is reduced to zero.
The remainder of this discussion is based on Hunton Andrews Kurth’s opinion that we will be treated as a partnership for U.S. federal income tax purposes.
Tax Consequences of Unit Ownership
Limited Partner Status
Unitholders who are admitted as limited partners of Evolve Transition Infrastructure LP will be treated as partners of Evolve Transition Infrastructure LP for U.S. federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of Evolve Transition Infrastructure LP for U.S. federal income tax purposes.
A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose the unitholder’s status as a partner with respect to those units for U.S. federal income tax purposes. For a discussion related to the risks of losing partner status as a result of a securities loan, please read “— Treatment of Securities Loans.”
Items of our income, gain, loss or deduction would not appear to be reportable by a unitholder who is not a partner for U.S. federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for U.S. federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their tax consequences of holding common units in Evolve Transition Infrastructure LP for U.S. federal income tax purposes. The references to “unitholders” in the discussion that follows are to persons who are treated as partners in Evolve Transition Infrastructure LP for U.S. federal income tax purposes.
Flow-Through of Taxable Income
Subject to the discussion below under “— Entity-Level Collections of Unitholder Taxes” and “— Administrative Matters — Information Returns and Audit Procedures”, we do not pay any U.S. federal income tax. Instead, each unitholder will be required to report on the unitholder’s income tax return the unitholder’s share of our income, gains, losses and deductions without regard to whether we make cash distributions to the unitholder. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution. Our partnership agreement prohibits us from making certain distributions until all of the Class C Preferred Units are redeemed and, as a result, our ability to make, maintain and grow cash distributions is dependent on our ability to redeem the Class C Preferred Units. Each unitholder will be required to include in income the unitholder’s allocable share of our income, gains, losses and deductions for our taxable year or years ending with or within the unitholder’s taxable year. Our taxable year ends on December 31.
Treatment of Distributions
Distributions made by us to a unitholder generally will not be taxable to the unitholder for U.S. federal income tax purposes, except to the extent the amount of any such cash distribution exceeds the unitholder’s tax basis in the unitholder’s common units immediately before the distribution, in which case the unitholder generally will recognize gain taxable in the manner described below under “— Disposition of Common Units.”

Any reduction in a unitholder’s share of our “nonrecourse liabilities” for which no partner bears the economic risk of loss, will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, the unitholder must recapture any losses deducted in previous years. Please read “— Limitations on Deductibility of Losses.”
A decrease in a unitholder’s percentage interest in us because of our issuance of additional common units will decrease the unitholder’s share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property, including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above, may result in ordinary income to a unitholder, regardless of the unitholder’s tax basis in the unitholder’s common units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation, depletion, and intangible drilling and development cost recapture, and/or substantially appreciated “inventory items,” both as defined in Section 751 of the Internal Revenue Code, and collectively, “Section 751 Assets.” To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and then deemed to exchange those assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the unitholder’s realization of ordinary income in an amount equal to the excess of the non-pro rata portion of that distribution over the unitholder’s tax basis (generally zero) in the Section 751 Assets deemed relinquished in the exchange.
Basis of Common Units
A unitholder’s tax basis in its common units will initially be the amount paid for those common units increased by the unitholder’s initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder’s share of our income and by any increases in the unitholder’s share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, by the unitholder’s share of our losses, by any decreases in the unitholder’s share of our liabilities and by the amount of any excess business interest allocated to the unitholder. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.
Limitations on Deductibility of Losses
The deduction by a unitholder of that unitholder’s share of our losses will be limited to the tax basis the unitholder has in the unitholder’s common units and, in the case of an individual, estate, trust or certain types of closely-held corporations, to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that amount is less than the unitholder’s tax basis. A unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause the unitholder’s at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder’s tax basis or at risk amount, whichever is the limiting factor, is subsequently increased, provided such losses are otherwise allowable. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain would no longer be utilizable.
In general, a unitholder will be at risk to the extent of the tax basis of the unitholder’s common units, excluding any portion of that basis attributable to the unitholder’s share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold the unitholder’s common units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the common units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in the unitholder’s share of our nonrecourse liabilities.

The at risk limitation applies on an activity-by-activity basis, and in the case of oil and natural gas properties, each property is treated as a separate activity. Thus, a taxpayer’s interest in each oil or gas property is generally required to be treated separately so that a loss from any one property would be limited to the at risk amount for that property and not the at risk amount for all the taxpayer’s oil and natural gas properties. It is uncertain how this rule is implemented in the case of multiple oil and natural gas properties owned by a single entity treated as a partnership for U.S. federal income tax purposes. However, for taxable years ending on or before the date on which further guidance is published, the IRS will permit aggregation of oil or gas properties we own in computing a unitholder’s at risk limitation with respect to us. If a unitholder must compute the unitholder’s at risk amount separately with respect to each oil or gas property we own, a unitholder may not be allowed to utilize the unitholder’s share of losses or deductions attributable to a particular property even though the unitholder has a positive at risk amount with respect to the unitholder’s common units as a whole.
In addition to the basis and at risk limitations on the deductibility of losses, the passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations are permitted to deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder’s investments in other publicly traded partnerships, or a unitholder’s salary or active business income. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when the unitholder disposes of the unitholder’s entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.
A unitholder’s share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.
For taxpayers other than corporations in taxable years beginning after before January 1, 2026, an “excess business loss” limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer’s aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk or passive loss limitations will be included in the determination of such unitholder’s aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder’s other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder’s non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.
Limitations on Interest Deductions
In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this “business interest” is limited to the sum of our business interest income and a specified percentage of our “adjusted taxable income.” For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization, or depletion. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder’s distributive share of any of our items of income, gain, deduction, or loss and is increased by such unitholder’s distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.
To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of “excess business interest” will not be currently deductible. Subject to certain limitations and adjustments to a unitholder’s basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year.
The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:
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interest on indebtedness properly allocable to property held for investment;

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our interest expense attributed to portfolio income; and

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the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or qualified dividend income (if applicable). A unitholder’s share of a publicly traded partnership’s portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.
Entity-Level Collections of Unitholder Taxes
If we are required or elect under applicable law to pay any U.S. federal, state, local or non-U.S. income tax on behalf of any current or former unitholder, we are authorized to treat the payment as a distribution of cash to the relevant unitholder. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of common units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.
Allocation of Income, Gain, Loss and Deduction
In general, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. At any time that we make distributions to the holders of Class C Preferred Units or we make incentive distributions, gross income will be allocated to the recipients to the extent of these distributions.
Specified items of our income, gain, loss and deduction generally will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our common units (a “Book-Tax Disparity”). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering generally will be borne by the partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by other unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in such amount and manner as is needed to eliminate the negative balance as quickly as possible.
An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate a Book-Tax Disparity, will generally be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of the unitholder’s interest in us, which will be determined by taking into account all the facts and circumstances including (i) the partner’s relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Hunton Andrews Kurth is of the opinion that, with the exception of the issues described in “— Section 754 Election” and “— Disposition of Common Units — Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for U.S. federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.
Treatment of Securities Loans
A unitholder whose common units are the subject of a securities loan (for example, a loan to a “short seller” to cover a short sale of common units) may be treated having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those common units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:
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any of our income, gain, loss or deduction allocated to those common units would not be reportable by the lending unitholder; and

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any cash distributions received by the lending unitholder as to those common units may be treated as ordinary taxable income.

Due to lack of controlling authority, Hunton Andrews Kurth has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its common units. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their common units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read “— Disposition of Common Units — Recognition of Gain or Loss.”
Tax Rates
Under current law, the highest marginal U.S. federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 37% and 20%, respectively.
For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, an individual unitholder is entitled to a deduction equal to 20% of the unitholder’s allocable share of our “qualified business income.” For purposes of this deduction, our “qualified business income” is equal to the sum of:
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the net amount of our U.S. items of income, gain, deduction, and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends, which are taxed at a rate of 20%) and certain payments made to the unitholder for services rendered to us; and

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any gain recognized upon a disposition of our units to the extent such gain is attributable to Section 751 Assets and is thus treated as ordinary income under Section 751 of the Code.

These rates, and the deduction, are subject to change by new legislation at any time.
Furthermore, a 3.8% net investment tax, or NIIT, applies to certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of common units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds specified threshold levels depending on a unitholder’s federal income tax filing status. In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. Prospective unitholders are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our common units.
Section 754 Election
We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a common unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect the unitholder’s purchase price. The Section 743(b) adjustment separately applies to any transferee of a unitholder who purchases outstanding common units from the unitholder based upon the values and tax bases of our assets at the time of the transfer to the transferee. The Section 743(b) adjustment does not apply to a person who purchases common units directly from us, and belongs only to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder’s basis in our assets will be considered to have two components: (i) the unitholder’s share of our tax basis in our assets (“common basis”) and (ii) the unitholder’s Section 743(b) adjustment to that basis.
Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Internal Revenue Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Hunton Andrews Kurth has not opined on the validity of this approach. Please read “— Uniformity of Common Units.”
The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of units due to lack of controlling authority. Because a unitholder’s adjusted tax basis in its units is reduced by the unitholder’s share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder’s basis in its units and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Common Units — Recognition of Gain or Loss.” If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.
The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our tangible assets to goodwill instead. Goodwill, an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations
Accounting Method and Taxable Year
We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income the unitholder’s share of our income, gain, loss and deduction for our taxable year or years ending within or with the unitholder’s taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of the unitholder’s common units following the close of our taxable year but before the close of the unitholder’s taxable year must include the unitholder’s share of our income, gain, loss and deduction in income for the unitholder’s taxable year, with the result that he will be required to include in income for the unitholder’s taxable year the unitholder’s share of more than one year of our income, gain, loss and deduction. Please read “— Disposition of Common Units — Allocations Between Transferors and Transferees.”
Depletion Deductions
Subject to the limitations on deductibility of losses discussed above, unitholders are entitled to deductions for the greater of either cost depletion or (if otherwise allowable) percentage depletion with respect to our oil and natural gas interests. Although the Internal Revenue Code requires each unitholder to compute his own depletion allowance and maintain records of the unitholder’s share of the adjusted tax basis of the underlying property for depletion and other purposes, we intend to furnish each of our common unitholders with information relating to this computation for U.S. federal income tax purposes. Each unitholder, however, remains responsible for calculating his own depletion allowance and maintaining records of his share of the adjusted tax basis of the underlying property for depletion and other purposes.
Percentage depletion is generally available with respect to unitholders who qualify under the independent producer exemption contained in Section 613A(c) of the Internal Revenue Code. For this purpose, an independent producer is a person not directly or indirectly involved in the retail sale of oil, natural gas, or derivative products or the operation of a major refinery. Percentage depletion is calculated as an amount generally equal to 15% (and, in the case of marginal production, potentially a higher percentage) of the common unitholder’s gross income from the depletable property for the taxable year. The percentage depletion deduction with respect to any property is limited to 100% of the taxable income of the unitholder from the property for each taxable year, computed without the depletion allowance. A unitholder that qualifies as an independent producer may deduct percentage depletion only to the extent the unitholder’s average net daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000 barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.
In addition to the foregoing limitations, the percentage depletion deduction otherwise available is limited to 65% of a unitholder’s total taxable income from all sources for the year, computed without the depletion allowance, net operating loss carrybacks, or capital loss carrybacks. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the common unitholder’s total taxable income for that year. The carryover period resulting from the 65% net income limitation is unlimited.
Unitholders that do not qualify under the independent producer exemption are generally restricted to depletion deductions based on cost depletion. Cost depletion deductions are calculated by (i) dividing the common unitholder’s share of the adjusted tax basis in the underlying mineral property by the number of mineral units (barrels of oil and thousand cubic feet, or Mcf, of natural gas) remaining as of the beginning of the taxable year and (ii) multiplying the result by the number of mineral units sold within the taxable year. The total amount of deductions based on cost depletion cannot exceed the unitholder’s share of the total adjusted tax basis in the property.

All or a portion of any gain recognized by a unitholder as a result of either the disposition by us of some or all of our oil and natural gas interests or the disposition by the unitholder of some or all of his common units may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the basis of the property. The amount of the recapture is generally limited to the amount of gain recognized on the disposition.
The foregoing discussion of depletion deductions does not purport to be a complete analysis of the complex legislation and Treasury Regulations relating to the availability and calculation of depletion deductions by the unitholders. Further, because depletion is required to be computed separately by each common unitholder and not by us, no assurance can be given, and Hunton Andrews Kurth is unable to express any opinion, with respect to the availability or extent of percentage depletion deductions to the unitholders for any taxable year. We encourage each prospective unitholder to consult his tax advisor to determine whether percentage depletion would be available to the unitholder.
Deductions for Intangible Drilling and Development Costs
We elect to currently deduct intangible drilling and development costs (“IDCs”). IDCs generally include our expenses for wages, fuel, repairs, hauling, supplies and other items that are incidental to, and necessary for, the drilling and preparation of wells for the production of oil, natural gas or geothermal energy. The option to currently deduct IDCs applies only to those items that do not have a salvage value.
Although we elect to currently deduct IDCs, each unitholder will have the option of either currently deducting IDCs or capitalizing all or part of the IDCs and amortizing them on a straight-line basis over a 60-month period, beginning with the taxable month in which the expenditure is made. If a unitholder makes the election to amortize the IDCs over a 60-month period, no IDC preference amount in respect of those IDCs will result for alternative minimum tax purposes.
Integrated oil companies must capitalize 30% of all their IDCs (other than IDCs paid or incurred with respect to oil and natural gas wells located outside of the United States) and amortize these IDCs over 60 months beginning in the month in which those costs are paid or incurred. If the taxpayer ceases to be an integrated oil company, it must continue to amortize those costs as long as it continues to own the property to which the IDCs relate. An “integrated oil company” is a taxpayer that has economic interests in oil and natural gas properties and also carries on substantial retailing or refining operations. An oil or gas producer is deemed to be a substantial retailer or refiner if it is subject to the rules disqualifying retailers and refiners from taking percentage depletion. In order to qualify as an “independent producer” that is not subject to these IDC deduction limits, a unitholder, either directly or indirectly through certain related parties, may not be involved in the refining of more than 75,000 barrels of oil (or the equivalent amount of natural gas) on average for any day during the taxable year or in the retail marketing of oil and natural gas products exceeding $5 million per year in the aggregate.
IDCs previously deducted that are allocable to property (directly or through ownership of an interest in a partnership) and that would have been included in the adjusted basis of the property had the IDC deduction not been taken are recaptured to the extent of any gain realized upon the disposition of the property or upon the disposition by a unitholder of interests in us. Recapture is generally determined at the unitholder level. Where only a portion of the recapture property is sold, any IDCs related to the entire property are recaptured to the extent of the gain realized on the portion of the property sold. In the case of a disposition of an undivided interest in a property, a proportionate amount of the IDCs with respect to the property is treated as allocable to the transferred undivided interest to the extent of any gain recognized. Please read “— Disposition of Units — Recognition of Gain or Loss.”
Lease Acquisition Costs
The cost of acquiring oil and natural gas leaseholder or similar property interests is a capital expenditure that must be recovered through depletion deductions if the lease is productive. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. Please read “— Depletion Deductions.”

Geophysical Costs
Geophysical costs paid or incurred in connection with the exploration for, or development of, oil or gas within the United States are allowed as a deduction ratably over the 24-month period beginning on the date that such expense was paid or incurred.
Operating and Administrative Costs
Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses which are reasonable in amount.
Tax Basis, Depreciation and Amortization
The tax basis of each of our assets is used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to the time we issue common units in an offering will be borne by our partners holding interests in us prior to such offering. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction.”
To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent applicable, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.
If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of the unitholder’s interest in us. Please read “— Tax Consequences of Unit Ownership — Allocation of Income, Gain, Loss and Deduction” and “— Disposition of Common Units — Recognition of Gain or Loss.”
The costs we incur in offering and selling our common units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discount we incur will be treated as syndication expenses.
Valuation and Tax Basis of Our Properties
The federal income tax consequences of the ownership and disposition of common units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders could change, and unitholders could be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.
Disposition of Common Units
Recognition of Gain or Loss
A unitholder will be required to recognize gain or loss on a sale of common units equal to the difference between the unitholder’s amount realized and the unitholder’s tax basis for the common units sold (taking into account any basis adjustments attributable to previously disallowed interest deductions). A unitholder’s amount realized will equal the sum of the cash or the fair market value of other property the unitholder receives plus the unitholder’s share of our liabilities attributable to the common units sold. Because the amount realized includes a unitholder’s share of our liabilities, the gain recognized on the sale of common units could result in a tax liability in excess of any cash received from the sale.
Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a common unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than one year will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to “unrealized receivables” or “inventory items” that we own. The term “unrealized receivables” includes potential recapture items, including depreciation, depletion and IDC recapture. Ordinary income attributable to unrealized receivables (including recapture items) and inventory items may exceed net taxable gain realized on the sale of a common unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and, in the case of individuals, no more than $3,000 of ordinary income each year. Both ordinary income and capital gain recognized by a unitholder on the sale or exchange of a common unit may be subject to the NIIT in certain circumstances. Please read “— Tax Consequences of Unit Ownership — Tax Rates.”
For purposes of calculating gain or loss of the sale or exchange of a common unit, the unitholder’s adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its common unit for the year of the sale. Furthermore, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in the unitholder’s entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, may designate specific common units sold for purposes of determining the holding period of common units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional common units or a sale of common units purchased in separate transactions is urged to consult the unitholder’s tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.
Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:
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a short sale;

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an offsetting notional principal contract; or

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a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.
Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read” — Tax Consequences of Unit Ownership — Treatment of Securities Loans.”

Allocations Between Transferors and Transferees
In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of common units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this discussion as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring common units may be allocated income, gain, loss and deduction realized after the date of transfer.
Although simplifying conventions are contemplated by the Internal Revenue Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize all aspects of the proration method we have adopted. Accordingly, Hunton Andrews Kurth is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. We are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.
A unitholder who owns common units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive that cash distribution.
Notification Requirements
A unitholder who sells any of the unitholder’s common units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of common units who purchases common units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of common units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.
Uniformity of Common Units
Because we cannot match transferors and transferees of common units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the common units to a purchaser of these units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our units. Please read “— Tax Consequences of Unit Ownership — Section 754 Election.”
Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Hunton Andrews Kurth is unable to opine as to the validity of such filing positions.
A unitholder’s adjusted tax basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder’s basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “— Disposition of Common Units — Recognition of Gain or Loss” and “— Tax Consequences of Unit Ownership — Section 754 Election” above. The IRS may challenge one or more of any positions we take to preserve the uniformity of our units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from any sale of our units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors
Ownership of common units by employee benefit plans and other tax-exempt organizations, as well as by non-resident aliens, non-U.S. corporations and other non-U.S. persons (collectively “non-U.S. unitholders”) raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. Tax-exempt entities and non-U.S. unitholders are encouraged to consult their tax advisors before investing in our common units.
Employee benefit plans and most other organizations exempt from U.S. federal income tax, including individual retirement accounts and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.
Non-U.S. unitholders are generally taxed by the United States on income effectively connected with a U.S. trade or business (“effectively connected income”) and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each non-U.S. unitholder will be considered to be engaged in business in the United States because of its ownership of our units. Furthermore, it is probable that non-U.S. unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each non-U.S. unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to non-U.S. unitholders are subject to withholding at the highest applicable effective tax rate. Each non-U.S. unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.
In addition, a non-U.S. unitholder that is classified as a corporation will be treated as engaged in a U.S. trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain, as adjusted for changes in the non-U.S. corporation’s “U.S. net equity,” which is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the non-U.S. corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.
A non-U.S. unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the non-U.S. unitholder. Gain realized by a non-U.S. unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be “effectively connected” with a U.S. trade or business to the extent that the gain that would be recognized upon a sale by the partnership of all of its assets would be “effectively connected” with a U.S. trade or business. Thus, all of a non-U.S. unitholder’s gain from the sale or other disposition of our common units would be treated as effectively connected with a unitholder’s indirect U.S. trade or business constituted by its investment in us and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a non-U.S. unitholder from being subject to U.S. federal income tax on gain from the sale or disposition of its units.
Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person. While the determination of a partner’s “amount realized” generally includes any decrease of a partner’s share of the partnership’s liabilities, recently issued Treasury regulations provide that the “amount realized” on a transfer of an interest in a publicly traded partnership, such as our common units, will generally be the amount of gross proceeds paid to the broker effecting the applicable transfer on behalf of the transferor, and thus will be determined without regard to any decrease in that partner’s share of a publicly traded partnership’s liabilities. The Treasury regulations further provide that withholding on a transfer of an interest in a publicly traded partnership will not be imposed on a transfer that occurs prior to January 1, 2022. For a transfer of interests in a publicly traded partnership that is effected through a broker on or after January 1, 2022, the obligation to withhold is imposed on the transferor’s broker. Prospective foreign unitholders should consult their tax advisors regarding the impact of these rules on an investment in our common units.
Administrative Matters
Information Returns and Audit Procedures
We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes the unitholder’s share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS.
The IRS may audit our U.S. federal income tax information returns. Neither we nor Hunton Andrews Kurth can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and may result in an audit of the unitholder’s own return. Any audit of a unitholder” return could result in adjustments unrelated to our returns.
If the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our general partner, unitholders and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.
Generally, we expect to elect to have our general partner, unitholders and former unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If we are unable or if it is not economical to have our general partner, unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, our then current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, our cash available for distribution to our unitholders might be substantially reduced.
The Internal Revenue Code requires us to designate a partner, or other person, with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. We have designated our general partner as the Partnership Representative. Any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.
Nominee Reporting
Persons who hold an interest in us as a nominee for another person are required to furnish to us:
(a)
the name, address and taxpayer identification number of the beneficial owner and the nominee,

(b)
a statement regarding whether the beneficial owner is:

(1)
a person that is not a U.S. person;

(2)
a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

(3)
a tax-exempt entity;

(c)
the amount and description of common units held, acquired or transferred for the beneficial owner; and

(d)
specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.
Accuracy-Related Penalties
Certain penalties may be imposed under the Internal Revenue Code as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.
State, Local and Other Tax Considerations
In addition to U.S. federal income taxes, unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. We currently own property or conduct business in various states, most of which impose personal income taxes on individuals. Most of these states also impose an income tax on corporations and other entities. Moreover, we may also own property or do business in other jurisdictions in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on the unitholder’s investment in us.
A unitholder may be required to file state income tax returns and to pay state income taxes in many of these states in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some states, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. We determine our depreciation and cost recovery allowances using U.S. federal income tax methods and may use methods that result in the largest deductions being taken in the early years after assets are placed in service. Some of the jurisdictions in which we do business or own property may not conform to these federal depreciation methods. A successful challenge to these methods could adversely affect the amount of taxable income or loss being allocated to our unitholders for state tax purposes. It also could affect the amount of gain from a unitholder’s sale of common units and could have a negative impact on the value of the common units or result in audit adjustments to the unitholder’s state tax returns.
Some of the states may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the state. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the state, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership — Entity-Level Collections.” Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of the unitholder’s investment in us. Accordingly, each prospective unitholder is urged to consult, and depend on, the unitholder’s own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as U.S. federal tax returns, that may be required of it. Hunton Andrews Kurth has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.
Tax Consequences of Ownership of Debt Securities or Other Securities
A description of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities or other securities we may offer will be set forth on the prospectus supplement relating to such offering.

INVESTMENT IN EVOLVE TRANSITION INFRASTRUCTURE LP
BY EMPLOYEE BENEFIT PLANS
The following is a summary of certain considerations associated with an investment in us by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Among other things, consideration should be given to:
•
whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•
whether in making the investment, that ERISA Plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA and any other applicable Similar Laws;

•
whether the acquisition or holding of the common units will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “— Prohibited Transaction Issues” below);

•
whether the Plan will be considered to hold, as plan assets, (i) only common units or (ii) an undivided interest in our underlying assets (please see the discussion under “— Plan Asset Issues” below); and

•
whether the investment will result in recognition of unrelated business taxable income by the Plan and, if so, the potential after-tax investment return “Material Tax Considerations — Tax-Exempt Organizations and Other Investors.”

Under ERISA and the Code, any person with discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, often called a fiduciary, should consider the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether an investment in us is authorized by the appropriate governing instruments and the applicable provisions of ERISA, the Code and/or any Similar Laws relating to the fiduciary’s duties to the ERISA Plan and is a proper investment for the ERISA Plan.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibits ERISA Plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the ERISA Plan, unless an exemption is available.
A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to, penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common units by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
Because of the foregoing, our common units should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Plan Asset Issues
In addition to considering whether the purchase of common units is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our general partner also would be fiduciaries of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.
The Department of Labor (“DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:
•
the equity interests acquired by ERISA Plans are publicly offered securities (as defined in DOL regulations) — i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

•
the entity is an “operating company” (as defined in DOL regulations) — i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority owned subsidiary or subsidiaries; or

•
there is no significant investment by “benefit plan investors,” which is defined to mean that less than 25% of the value of each class of equity interest, disregarding some interests held by our general partner, its affiliates, and some other persons, is held by ERISA Plans, IRAs, certain other Plans (but not including governmental plans, foreign plans and certain church plans), and any entity whose underlying assets include plan assets by reason of a Plan’s investment in such entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding our common units on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of our common units. Purchasers of our common units have the exclusive responsibility for ensuring that their acquisition and holding of such units complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of common units to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

PLAN OF DISTRIBUTION
Under this prospectus and any accompanying prospectus supplement, we may sell our common units in and outside the United States (1) through one or more broker-dealers, (2) through underwriters, (3) through agents, (4) directly to investors, (5) through a combination of any of these methods of sale or (6) through any other methods permitted by applicable law. The prospectus supplement will set forth the following information:
•
the terms of the offering;

•
the names of any underwriters or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price of our common units;

•
the net proceeds we will receive from the sale of the common units;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents.

We will fix a price of our common units at:
•
market prices prevailing at the time of any sale under this registration statement;

•
prices related to market prices; or

•
negotiated prices.

We may change the price of the common units offered from time to time.
We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved. Broker-dealers may act as agents or may purchase securities as principal and thereafter resell the common units from time to time:
•
in or through one or more transactions or distributions;

•
on the New York Stock Exchange;

•
in the over-the-counter market; or

•
in private transactions.

Sale Through Underwriters or Dealers
If we use underwriters in the sale of our common units, the underwriters will acquire the common units for their own account. The underwriters may resell the common units from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the common units will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered common units if they purchase any of them. The underwriters may sell common units to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the common units in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the common units sold for their account may be reclaimed by the syndicate if the offered common units are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered common units, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the common units directly. In that event, no underwriters or agents would be involved. We may sell the common units directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those common units. We may use electronic media, including the Internet, to sell the common units directly.
We may also sell the common units through agents we designate from time to time. We will describe the terms of any such sales in the prospectus supplement. In the prospectus supplement, we will name any agent involved in the offer or sale of the common units, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
At-the-Market Offerings
To the extent that we make sales of the common units through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales of the common units pursuant to any such agreement, we will issue and sell our common units through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our common units on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common units sold will be sold at prices related to the then-prevailing market prices for our common units. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common units. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.
Delayed Delivery Contracts or Forward Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase the common units from us at the public offering price under delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of such contracts.
General Information
We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Because the Financial Industry Regulatory Authority (“FINRA”) views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Conduct Rules. Any compensation to be received by underwriters in connection with an offering of securities pursuant to this prospectus will not exceed 8% of the gross proceeds of such offering.

LEGAL MATTERS
The validity of the securities offered in this prospectus will be passed upon for us by Hunton Andrews Kurth LLP, Houston, Texas. Hunton Andrews Kurth LLP will also render an opinion on the material federal income tax considerations regarding the common units. Any underwriter will be advised about other issues relating to any offering by its own legal counsel. If such counsel to underwriters passes on legal matters in connection with an offering of securities made by this prospectus, and a related prospectus supplement, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The consolidated financial statements of Evolve Transition Infrastructure LP as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Certain information incorporated by reference in this prospectus regarding our estimated quantities of natural gas reserves was prepared by Ryder Scott Company, LP.

Common Units Representing Limited Partner Interests
Having an Aggregate Offering Price of Up to $7,000,000

PROSPECTUS SUPPLEMENT
April 20, 2021